                                                                    EXHIBIT 10.3

================================================================================


                            ASSUMPTION AGREEMENT AND
                      AMENDED AND RESTATED CREDIT AGREEMENT


                                      AMONG


                       TRANSWESTERN PUBLISHING COMPANY LLC

                                       AND

                              TWP CAPITAL CORP. II,

                                  AS BORROWERS

                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO,


                       CANADIAN IMPERIAL BANK OF COMMERCE,
                             AS ADMINISTRATIVE AGENT

                                       AND


                           FIRST UNION NATIONAL BANK,
                             AS DOCUMENTATION AGENT




                          DATED AS OF NOVEMBER 6, 1997


================================================================================

                                TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----
SECTION 1.  DEFINITIONS......................................................................2
        1.1     Defined Terms................................................................2
        1.2     Other Definitional Provisions...............................................20

SECTION 2.  ASSUMPTION OF THE LOANS.........................................................21
        2.1     Assumption by the Borrowers of the Existing Borrowers' Obligations..........21
        2.2     Release of the Existing Borrowers...........................................21

SECTION 3.  AMOUNT AND TERMS OF COMMITMENTS.................................................22
        3.1     Revolving Credit Commitments................................................22
        3.2     Procedure for Revolving Credit Borrowing....................................23
        3.3     Fees........................................................................23
        3.4     Termination or Reduction of Revolving Credit Commitments....................23
        3.5     Term Loans..................................................................24
        3.6     Closing Date Term Loan Borrowings...........................................24
        3.7     Repayment of Loans; Evidence of Debt........................................25
        3.8     Optional Prepayments; Mandatory Prepayments and Revolving Credit
                 Commitment Reductions......................................................26
        3.9     Conversion and Continuation Options.........................................28
        3.10    Minimum Amounts and Maximum Number of Tranches..............................28
        3.11    Interest Rates and Payment Dates............................................28
        3.12    Computation of Interest and Fees............................................29
        3.13    Inability to Determine Interest Rate........................................29
        3.14    Pro Rata Treatment and Payments.............................................30
        3.15    Illegality..................................................................31
        3.16    Requirements of Law.........................................................31
        3.17    Taxes.......................................................................32
        3.18    Indemnity...................................................................34
        3.19    Change of Lending Office; Mandatory Assignment..............................34

SECTION 4.  REPRESENTATIONS AND WARRANTIES..................................................35
        4.1     Financial Condition.........................................................35
        4.2     No Change...................................................................36
        4.3     Existence; Compliance with Law..............................................37
        4.4     Power; Authorization; Enforceable Obligations...............................37
        4.5     No Legal Bar................................................................37
        4.6     No Material Litigation......................................................38
        4.7     No Default..................................................................38
        4.8     Ownership of Property; Liens................................................38
        4.9     Intellectual Property.......................................................38
        4.10    No Burdensome Restrictions..................................................38
        4.11    Taxes.......................................................................38
        4.12    Federal Regulations.........................................................39


                                                                                          Page
                                                                                          ----
        4.13    ERISA.......................................................................39
        4.14    Investment Company Act; Other Regulations...................................39
        4.15    Purpose of Loans............................................................39
        4.16    Environmental Matters.......................................................40
        4.17    Solvency....................................................................40
        4.18    Accuracy of Information.....................................................41
        4.19    Employee Matters, etc.......................................................41
        4.20    Security Documents..........................................................41
        4.21    Ownership...................................................................41

SECTION 5.  CONDITIONS PRECEDENT............................................................42
        5.1     Conditions to Effectiveness.................................................42
        5.2     Conditions to Each Loan.....................................................43

SECTION 6.  AFFIRMATIVE COVENANTS...........................................................44
        6.1     Financial Statements........................................................44
        6.2     Certificates; Other Information.............................................45
        6.3     Conduct of Business and Maintenance of Existence............................46
        6.4     Maintenance of Property; Insurance..........................................46
        6.5     Inspection of Property; Books and Records; Discussions......................46
        6.6     Notices.....................................................................47
        6.7     Environmental Laws..........................................................48
        6.8     Additional Collateral; Subsidiaries.........................................48
        6.9     Interest Rate Protection....................................................49

SECTION 7.  NEGATIVE COVENANTS..............................................................49
        7.1     Financial Condition Covenants...............................................49
        7.2     Limitation on Indebtedness..................................................51
        7.3     Limitation on Liens.........................................................52
        7.4     Limitation on Guarantee Obligations.........................................53
        7.5     Limitation on Fundamental Changes...........................................53
        7.6     Limitation on Sale of Assets................................................53
        7.7     Limitation on Leases........................................................54
        7.8     Limitation on Distributions.................................................54
        7.9     Limitation on Capital Expenditures..........................................56
        7.10    Limitation on Investments, Loans and Advances...............................56
        7.11    Limitation on Transactions with Affiliates..................................58
        7.12    Limitation on Sales and Leasebacks..........................................59
        7.13    Limitation on Changes in Fiscal Year........................................59
        7.14    Limitation on Negative Pledge Clauses.......................................59
        7.15    Limitation on Lines of Business.............................................59
        7.16    Limitation on Designated Senior Debt........................................59
        7.17    Limitation on Activities of Holdings........................................59
        7.18    Limitation on Optional Payments and Modifications of Subordinated
                  Debt......................................................................59


                                                                                          Page
                                                                                          ----
SECTION 8.  EVENTS OF DEFAULT...............................................................60

SECTION 9.  THE AGENTS......................................................................63
        9.1     Appointment.................................................................63
        9.2     Delegation of Duties........................................................63
        9.3     Exculpatory Provisions......................................................63
        9.4     Reliance by Agents..........................................................64
        9.5     Notice of Default...........................................................64
        9.6     Non-Reliance on Agents and Other Lenders....................................64
        9.7     Indemnification.............................................................65
        9.8     Agents in Their Individual Capacity.........................................65
        9.9     Successor Administrative Agent..............................................65
        9.10    Releases of Collateral......................................................66

SECTION 10.  MISCELLANEOUS..................................................................66
        10.1    Amendments and Waivers......................................................66
        10.2    Notices.....................................................................67
        10.3    No Waiver; Cumulative Remedies..............................................67
        10.4    Survival of Representations and Warranties..................................67
        10.5    Payment of Expenses and Taxes...............................................68
        10.6    Successors and Assigns; Participations and Assignments......................68
        10.7    Adjustments; Set-off........................................................71
        10.8    Counterparts................................................................71
        10.9    Severability................................................................71
        10.10   Integration.................................................................71
        10.11   GOVERNING LAW...............................................................71
        10.12   Submission To Jurisdiction; Waivers.........................................72
        10.13   Acknowledgements............................................................72
        10.14   Partner Liability...........................................................73
        10.15   Confidentiality.............................................................73
        10.16   WAIVERS OF JURY TRIAL.......................................................73


SCHEDULES
Schedule 1.1          Commitments and Addresses
Schedule 1.2          Executive Agreement Signatories
Schedule 3.7          Amortization
Schedule 4.2          Material Adverse Effect
Schedule 4.3          Disclosure Schedule
Schedule 4.21         Ownership
Schedule 7.2          Existing Indebtedness
Schedule 7.3          Existing Liens
Schedule 7.4          Existing Guarantee Obligations


EXHIBITS

Exhibit A             Form of Revolving Credit Note
Exhibit B             Form of Term Note
Exhibit C             Form of Borrowers Security Agreement
Exhibit D             Form of Holdings Pledge Agreement
Exhibit E             Form of Assignment and Acceptance
Exhibit F             Form of Borrowing Certificate
Exhibit G             Form of Opinion of Counsel to Borrowers (Kirkland & Ellis)
Exhibit H             Form of Conversion/Continuation


               ASSUMPTION AGREEMENT AND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 6, 1997, among TransWestern Publishing Company LLC, a Delaware limited liability company (the "Company"), TWP Capital Corp. II, a Delaware corporation and a wholly owned Subsidiary of the Company ("TWP Capital II"; the Company and TWP Capital II, collectively, the "Borrowers"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), Canadian Imperial Bank of Commerce, New York Agency, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent") and First Union National Bank, a national banking association, as documentation agent for the Lenders hereunder (in such capacity, the "Documentation Agent" and, together with the Administrative Agent, the "Agents").


                              W I T N E S S E T H :


               WHEREAS, pursuant to the Credit Agreement, dated as of October 1, 1997 (the "Existing Credit Agreement"), among TransWestern Publishing Company, L.P., a Delaware limited partnership (the "Predecessor Company"), TWP Capital Corp., a Delaware corporation and wholly owned Subsidiary of the Predecessor Company (the "Predecessor Subsidiary"; together with the Predecessor Company, the "Existing Borrowers"), the several banks and other financial institutions parties thereto, CIBC, as administrative agent thereunder, and First Union, as documentation agent thereunder, such lenders have agreed to make, and have made, certain loans and other extensions of credit to the Existing Borrowers;

               WHEREAS, the Existing Borrowers intend to enter into a series of transactions which will result in (i) the transfer of all of the assets and liabilities of the Predecessor Company to the Company, including the transfer of all obligations under the Existing Credit Agreement, (ii) the renaming of the Predecessor Company from TransWestern Publishing Company, L.P to TransWestern Holdings L.P. ("Holdings"), (iii) the issuance of approximately $33,000,000 of senior discount notes by Holdings, the proceeds of which will be used to repurchase or redeem approximately $33,000,000 of preferred partnership units of the Predecessor Company and (iv) the assumption by the Borrowers of all obligations of the Existing Borrowers under the Existing Credit Agreement (collectively, the "Contemplated Transactions"); and

               WHEREAS, the Borrowers have requested that the Lenders and the Agents enter into this Assumption Agreement and Amended and Restated Credit Agreement to amend certain provisions of the Existing Credit Agreement and for the purposes, among others, of (i) transferring the obligations of the Existing Borrowers under the Existing Credit Agreement to the Borrowers and (ii) permitting the Contemplated Transactions, and the Lenders and the Agents have agreed to do so.

               NOW THEREFORE, the parties hereto hereby agree that, effective on the Closing Date, the Borrowers shall assume, on a joint and several basis, all obligations of the

Existing Borrowers under the Existing Credit Agreement, and the Existing Credit Agreement shall be superseded, amended and restated to read in its entirety as follows:

                             SECTION 1. DEFINITIONS

               1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

               "ABR": at any time, a rate per annum equal to the higher of (a) the Prime Rate and (b) the Federal Funds Rate as quoted by the Administrative Agent plus 1/2 of 1%. Each change in the ABR shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

                "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

               "Acquisition Debt": Indebtedness of the Company (other than Loans) issued as part of the consideration for a Permitted Acquisition, provided that (a) such Indebtedness is unsecured, (b) either (i) all the terms and conditions of such Indebtedness are satisfactory in form and substance to the Required Lenders, as evidenced by their prior written approval thereof, or (ii) the Revolving Credit Commitments are, contemporaneously with the issuance of such Indebtedness, permanently reduced in accordance with subsection 3.4(a) by an amount equal to the principal amount thereof, and (c) after giving effect to the issuance thereof, no Default or Event of Default shall have occurred and be continuing.

               "Administrative Agent": as defined in the preamble hereto.

               "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

               "Agents": as defined in the preamble hereto.

                "Agreement": this Assumption Agreement and Amended and Restated Credit Agreement, as amended, supplemented or otherwise modified from time to time.

               "Applicable Margin": for each Revolving Credit Loan and Term Loan, the rate per annum set forth in the table below opposite the Total Leverage Ratio then in effect; such Applicable Margin shall be in effect for the period beginning the second Business Day following the date on which the Pricing Certificate provided pursuant to subsection 6.2(b) is delivered to the Lenders and ending on the first Business Day following the date on which the Pricing Certificate provided pursuant to subsection 6.2(b) is delivered to the Lenders and ending on the first Business Day following the date on which the next such Pricing Certificate is delivered to the Lenders; provided, that, if for any reason the Pricing Certificate required by subsection 6.2(b) is not delivered in accordance with such subsection to the Lenders, the Total Leverage Ratio shall, for purposes of determining the Applicable Margin, be deemed to be greater than or equal to 6.25 to 1.00 for each day during the period from and including the day such Pricing Certificate was required to be delivered pursuant to subsection 6.2(b) to the day such Pricing Certificate is so delivered; and provided, further, that for the period from and including the Closing Date to the first Business Day following the date on which the Borrowers shall deliver the first Pricing Certificate pursuant to subsection 6.2(b), the Total Leverage Ratio shall, for purposes of determining Applicable Margin, be deemed to be greater than or equal to 6.25 to 1.00.


                                                APPLICABLE                   APPLICABLE
                                                MARGIN FOR                   MARGIN FOR
TOTAL LEVERAGE RATIO                            ABR LOANS                   LIBOR LOANS
Revolving Credit Loans

Greater than or equal to 6.25 to 1.00             1.500%                       2.500%

Less than 6.25 to 1.00 and greater                1.375%                       2.375%
than or equal to 6.00 to 1.00

Less than 6.00 to 1.00 and greater                1.125%                       2.125%
than or equal to 5.50 to 1.00

Less than 5.50 to 1.00 and greater                0.875%                       1.875%
than or equal to 5.00 to 1.00

Less than 5.00 to 1.00 and greater                0.625%                       1.625%
than or equal to 4.50 to 1.00

Less than 4.50 to 1.00                            0.375%                       1.375%

Term Loans

Greater than or equal to 6.25 to 1.00             1.750%                       2.750%

Less than 6.25 to 1.00 and greater                1.625%                       2.625%
than or equal to 6.00 to 1.00

Less than 6.00 to 1.00 and greater                1.375%                       2.375%
than or equal to 5.50 to 1.00

Less than 5.50 to 1.00 and greater                1.125%                       2.125%
than or equal to 5.00 to 1.00


                                                APPLICABLE                   APPLICABLE
                                                MARGIN FOR                   MARGIN FOR
TOTAL LEVERAGE RATIO                            ABR LOANS                   LIBOR LOANS
Less than 5.00 to 1.00                            0.875%                       1.875%

               "Asset Sale": any sale or other disposition (including any Permitted Disposition) or series of related sales or other dispositions by either Borrower or any Subsidiary of any asset or assets of such Borrower or Subsidiary (including any sale and leaseback of assets) and any issuance by any Subsidiary of any shares of Capital Stock of such Subsidiary to any Person other than the Company or any wholly owned Subsidiary; provided, that any sale of assets expressly permitted by subsections 7.6(a) through (d) shall not constitute an "Asset Sale" hereunder.

               "Assignee": as defined in subsection 10.6(c).

               "Available Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Revolving Credit Commitment over (b) the aggregate principal amount of all Revolving Credit Loans outstanding to such Lender.

               "Board of Directors": (i) in the case of a Person that is a limited partnership, the board of directors of its corporate general partner or any committee authorized to act therefor (or, if the general partner is itself a limited partnership, the board of directors of such general partner's corporate general partner or any committee authorized to act therefor), (ii) in the case of a Person that is a corporation, the board of directors of such Person or any committee authorized to act therefor and (iii) in the case of any other Person, the board of directors, management committee or similar governing body or any authorized committee thereof responsible for the management of the business and affairs of such Person.

               "Borrowers Security Agreement": the Assumed Amended and Restated Borrowers Security Agreement to be executed and delivered by the Company and TWP Capital II, substantially in the form of Exhibit C, as the same may be amended, supplemented or otherwise modified from time to time.

               "Borrowers": as defined in the preamble hereto.

                "Borrowing Date": any Business Day specified in a notice pursuant to subsection 3.2 or 3.6 as a date on which the Company requests the Lenders to make Loans hereunder.

                "Bridge Period": that time period from the Closing Date until the receipt by the Lenders of audited consolidated financial statements of the Borrowers and their

        Subsidiaries for the fiscal year ending April 30, 1998 and the related compliance certificate delivered pursuant to subsection 6.2(a) and (b).

                "Bridge Securities Purchase Agreement": the Bridge Securities Purchase Agreement, dated as of October 1, 1997, among the Predecessor Company, the Predecessor Subsidiary, CIBC Wood Gundy Securities Corp., First Union Corporation and the other signatories thereto.

               "Business": as defined in subsection 3.16.

               "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City, New York or London, England are authorized or required by law to close.

               "Capital Expenditures": of any Person for any period the amount, without duplication, of expenditures (including by way of the acquisition of securities of a Person or otherwise), determined in accordance with GAAP, for such period in respect of the purchase or other acquisition of fixed or capital assets (excluding (i) any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations, (ii) expenditures made with the proceeds of insurance and awards of condemnation and (iii) assets acquired as part of a Permitted Acquisition).

               "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person other than a corporation (including general and limited partnership interests in a partnership) and any and all warrants or options to purchase any of the foregoing.

               "Cash Equivalents": (a) securities with maturities of six months or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit, time deposits, overnight bank deposits, bankers acceptances and repurchase agreements of any commercial bank which has combined capital and surplus in excess of $200,000,000 having maturities of six months or less from the date of acquisition, (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments having maturities of six months or less from the date of acquisition and (d) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (c) of this definition.

               "Cash Interest Coverage Ratio": EBITDA for any period of four consecutive fiscal quarters divided by Cash Interest Expense for such period.

                "Cash Interest Expense": for any period, Interest Expense for such period, excluding (a) interest paid in kind or by accretion or addition to principal, (b) amortization of commissions, discounts, fees, costs and other charges paid in connection with the incurrence of Indebtedness and (c) other interest costs not paid in cash.

                "CIBC": Canadian Imperial Bank of Commerce, New York Agency.

                "Closing Date": the date on which the conditions precedent set forth in subsection 5.1 shall be satisfied.

                "Code": the Internal Revenue Code of 1986, as amended from time to time.

                "Collateral": all assets of the Loan Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

                "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

                "Company": as defined in the preamble hereto.

                "Consolidated Net Income": of any Person for any period, consolidated net income of such Person for such period determined in accordance with GAAP.

                "Contemplated Transactions": as defined in the recitals hereto.

                "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                "Conversion Securities": Promissory notes issued by the Predecessor Company and the Predecessor Subsidiary pursuant to Section
        3.6 of the Bridge Securities Purchase Agreement in an aggregate principal amount not to exceed $100,000,000 or any related Refinancing Indebtedness.

                "Current Assets": at a particular date, with respect to any Person, all amounts (other than cash and Cash Equivalents and assets which would not otherwise be included in "total current assets" in accordance with GAAP but for the fact that such assets are being held for sale) which would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a balance sheet of such Person at such date.

                "Current Liabilities": at a particular date, with respect to any Person, all amounts which would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a balance sheet of such Person at such date (other than current maturities of long term debt).

               "Day 45": the day that is 45 days after the Closing Date.

                "Default": any of the events specified in Section 7, whether or not any requirement set forth therein for the giving of notice, the lapse of time, or both, has been satisfied.

                "Disclosure Schedule": Schedule 4.3 hereto.

                "Documentation Agent": as defined in the preamble hereto.

                "Dollars" and "$": dollars in lawful currency of the United States of America.

               "EBITDA": of any Person for any period, Consolidated Net Income of such Person for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income, the sum of (a) provision for income tax expense (including, without limitation, any income taxes that would be payable if the Company were to become a taxable entity for purposes of Federal, state or local income taxes), (b) Interest Expense, (c) depreciation and amortization expense, (d) any extraordinary, non-recurring or unusual losses or expenses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income, losses on the sales of assets outside of the ordinary course of business and transaction expenses incurred in connection with the Recapitalization) and (e) distributions to the Equity Compensation Trust and any payments made by the Equity Compensation Trust minus, without duplication and to the extent reflected as income in the statement of such Consolidated Net Income, any extraordinary, non-recurring or unusual gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income, gains on the sales of assets outside of the ordinary course of business); provided that (i) in computing EBITDA for any period any Permitted Acquisition or Permitted Disposition occurring during such period shall be deemed to have been completed on the first day of such period and (ii) EBITDA may be adjusted for projected cost savings and other pro forma adjustments relating to any Permitted Acquisition if such savings or adjustments would be permitted under applicable Securities and Exchange Commission (or any successor or analogous Governmental Authority) regulations or are approved in writing by the Required Lenders.

                "Employment Agreements": collectively, the Employment Agreements entered into by the Predecessor Company with Mr. Laurence H. Bloch and Mr. Ricardo Puente, as assigned to the Company on November 6, 1997.

               "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

               "Equity Compensation Trust": the trust established for the benefit of certain members of management and certain full time employees of the Predecessor Company pursuant to the terms of the Equity Compensation Trust Agreement, dated as of November 4, 1993, as amended, between TransWestern Publishing Company, L.P. and the Trustees named therein, or any trust established for such purposes on substantially identical terms for such members of management and full time employees of the Company a copy of which shall be delivered to each Agent.

               "Equity Consideration": any consideration given by the Company in connection with a Permitted Acquisition or proposed Permitted Acquisition consisting of equity interests issued by the Company or the Predecessor Company or cash proceeds from the sale of equity interests in the Company.

                "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                "Event of Default": any of the events specified in Section 7, provided that any requirement set forth therein for the giving of notice, the lapse of time, or both, has been satisfied.

               "Excess Cash Flow": for any period of the Company, the excess of
        (a) the sum, without duplication, of (i) EBITDA of the Company for such period, (ii) the amount of returned surplus assets of any pension plan received by the Company during such period to the extent not included in Net Income to determine EBITDA for such period or any prior period commencing on or subsequent to the Closing Date, (iii) decreases in Working Capital of the Company and its Subsidiaries for such period and
        (iv) extraordinary, non-recurring or unusual cash gains during such period included in Consolidated Net Income of the Company for such period, over (b) the sum, without duplication, of (i) the aggregate amount of cash Capital Expenditures permitted pursuant to subsection 7.9 and made by the Company and its Subsidiaries during such period, (ii) the aggregate amount of payments of principal in respect of any Indebtedness of the Company or any of its Subsidiaries not prohibited hereunder during such period, including, but not limited to, prepayments made pursuant to subsection 3.8(a) (other than prepayments of Loans made pursuant to subsections 3.8(b), (c), (d), (e) and prepayments of Revolving Credit Loans to the extent not accompanied by reductions of the Revolving Credit Commitments), (iii) increases in Working Capital of the Company for such period, (iv) Interest Expense of the Company and its Subsidiaries for such period, (v) taxes paid in cash by the Company or any of its Subsidiaries in such period, (vi) cash distributions made in such period by the Company for payment of taxes to the extent permitted under subsection 7.8(a), (vii) any cash payments, made by the Company in accordance with subsection 7.8(d) during such period for the purchase of shares of its Capital Stock from departing officers and employees and on account of Subordinated Management Notes, (viii) any cash payments made by the Company or any of its Subsidiaries for acquisitions made during such period pursuant to subsection 7.10(e) and
        (ix) Management Fees paid during such period; notwithstanding the parenthetical phrase included in clause (b)(ii) above, the amount described in such clause (b)(ii) shall include the amount of any mandatory prepayment of the Loans to the extent that clause (a) of this definition includes a corresponding amount directly attributable to the event giving rise to such mandatory prepayment (such as, for example, the portion of the Net Cash Proceeds from an Asset Sale applied as a mandatory prepayment of the Loans representing the ordinary gain realized in such Asset Sale).

               "Executive Agreements": collectively, (a) the Executive Agreements entered into by the Predecessor Company with Mr. Laurence H. Bloch and Mr. Ricardo Puente on October 1, 1997, and (b) the Executive Agreements entered into by the Predecessor Company with those officers and employees of the Company listed on Schedule 1.2 hereto and any other officers and employees of the Company who shall enter into an Executive Agreement with the Company subsequent to the Closing Date, all such agreements referred to in this clause (b) in substantially the form of Exhibit K-2 to the Purchase Agreement and, in the case of all such Agreements entered into prior to November 6, 1997, as assigned to the Company on November 6, 1997.

                "Existing Borrowers Security Agreement": the Borrowers Security Agreement (as defined in the Existing Credit Agreement).

               "Existing Credit Agreement": as defined in the recitals hereto.

               "Facilities Termination Date": October 1, 2004.

               "Federal Funds Rate": for any day, a rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published at 11:00 a.m. (New York City time) for such day (or, if such day is not a Business Day, for the next preceding Business
        Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                "First Union": First Union National Bank, a national banking association.

                "Fixed Charge Ratio": EBITDA for any period of four consecutive fiscal quarters divided by Fixed Charges for the Company for such period.

                "Fixed Charges": for the Company for any period the sum of (a) Total Debt Service for such period, (b) distributions for the payment of taxes made by the Company during such period pursuant to subsection 7.8(a), (c) the aggregate amount of Capital Expenditures permitted pursuant to subsection 7.9 and made by the Company and its Subsidiaries during such period and (d) cash dividend payments made by the Company pursuant to subsection 7.8(g) during such period, in each case determined on a consolidated basis in accordance with GAAP.

                "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

                "General Partner": TransWestern Communications Company, Inc., a Delaware corporation and the general partner of Holdings.

                "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

               "High-Yield Debt": as defined in subsection 7.2(b).

               "Holdings Pledge Agreement": the Holdings Pledge Agreement to be executed and delivered by Holdings in favor of the Administrative Agent, substantially in the form of Exhibit D, as the same may be amended, supplemented or otherwise modified from time to time.

               "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than (i) current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices, (ii) any "earn-out" or similar obligations payable to the sellers in connection with any Permitted Acquisition based upon a percentage of the earnings or the cash flow of the business acquired and
        (iii) obligations of the Company or any of its Subsidiaries in respect of advance payments or deposits by its customers for goods or services to be sold by the Company or such Subsidiary), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit and similar facilities issued or created for the account of such Person, (e) all liabilities secured by any Lien on any property owned by such Person where such Person has not assumed or otherwise become liable for the payment thereof and (f) for the purposes of subsection 7.2 and Section 7(e) only, all obligations, contingent or otherwise, of such Person in respect of Interest Rate Agreements.

                "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

               "Insolvent": pertaining to a condition of Insolvency.

               "Interest Expense": of any Person for any period the amount of interest expense (including that attributable to Financing Leases) payable with respect to all outstanding Indebtedness of such Person, including, without limitation or duplication, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and all net amounts payable by such Person under Interest Rate Agreements, determined in accordance with GAAP.

               "Interest Payment Date": (a) as to any ABR Loan, the first day of each January, April, July and October, (b) as to any LIBOR Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any LIBOR Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

               "Interest Period": with respect to any LIBOR Loan:

                           (i) initially, the period commencing on the borrowing
               or conversion date, as the case may be, with respect to such LIBOR Loan and ending one, two, three or six months thereafter, as selected by the Borrowers in their notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                          (ii) thereafter, each period commencing on the last
               day of the next preceding Interest Period applicable to such LIBOR Loan and ending one, two, three or six months thereafter, as selected by the Borrowers by irrevocable notice to the Administrative Agent by 11:00 a.m. New York City time not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

        provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                      (1) if any Interest Period pertaining to a LIBOR Loan
               would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                      (2) any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date or beyond the date final payment is due on the Term Loans shall end on the Revolving Credit Termination Date or such date of final payment, as the case may be;

                      (3) any Interest Period pertaining to a LIBOR Loan that
               begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                      (4) the Borrowers shall select Interest Periods so as not
               to require a payment or prepayment of any LIBOR Loan during an Interest Period for such Loan.

               "Interest Rate Agreement": with respect to any Person, any interest rate swap agreement, interest rate future, interest rate option, interest rate cap or collar or other interest rate hedge arrangement, to or under which such Person is a party or a beneficiary.

               "Lease Expense": for any Person for any period, the aggregate amount of fixed and contingent rentals payable by such Person, determined on a consolidated basis in accordance with GAAP, for such period with respect to operating leases of real and personal property.

               "Lenders": as defined in the preamble hereto.

               "LIBOR": the rate of interest determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period commencing on the first day of such Interest Period appearing on Telerate Page 3750 as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period. If, for any reason, such rate is not available, then "LIBOR" shall be determined by the Administrative Agent to be the arithmetic average (rounded upward, if necessary, to the nearest one-sixteenth of one percent (1/16%)) of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the applicable Loan.

                "LIBOR Rate": for any Interest Period, LIBOR for such Interest Period.

                "LIBOR Loans": Loans bearing interest at a rate determined with reference to the LIBOR Rate.

               "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

               "Loan": any loan made by any Lender pursuant to this Agreement.

                "Loan Documents": this Agreement, any Notes, the Security Documents and any document delivered in connection herewith by any new Subsidiary of the Company pursuant to subsection 6.8.

                "Loan Parties": the Company, TWP Capital II and any new Subsidiary of the Company that delivers any documents in connection herewith pursuant to subsection 6.8.

               "Management Fees": as defined in subsection 7.11.

               "Material Adverse Effect": a material adverse effect on (a) the business, assets, condition (financial or otherwise) or results of operations of the Borrowers and their Subsidiaries, taken as a whole or
        (b) the validity or enforceability of this or any of the other Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder.

               "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

               "Net Cash Proceeds": (a) in connection with any Asset Sale, the cash proceeds (including any payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise) of such Asset Sale net of all reasonable attorneys' fees, accountants' fees, investment banking fees, brokerage commissions, survey costs, title insurance premiums, required debt payments (other than pursuant hereto), amounts required to be paid to any Person (other than the Company) owning a beneficial interest in the assets subject to such Asset Sale, reasonable amounts to be provided by the Company as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company (provided, that, if any amount of such reserve shall be released or reversed, the amount of such release or reversal shall be "Net Cash Proceeds"), and other customary fees and expenses in connection therewith and net of taxes (including income taxes of partners) paid or payable as a result thereof and net of purchase price adjustments which are in amounts ascertainable on the date of such Asset Sale and which are reasonably expected to be payable in connection therewith within 6 months of such date and (b) in connection with any issuance of any equity or debt securities or instruments or the incurrence of loans, the cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise) received from such issuance, net of all reasonable investment banking fees, legal fees, accountants fees, underwriting discounts and commissions and other customary fees and expenses in connection therewith, provided that notwithstanding the foregoing, no fees described in clauses (a) or (b) above shall be deducted in determining such Net Cash Proceeds to the extent such fees are payable to an Affiliate of the Company.

                "Non-Excluded Taxes": as defined in subsection 3.17.

                "Notes": the collective reference to the Revolving Credit Notes and the Term Notes.

                "Original Closing Date": the "Closing Date", as defined in the Existing Credit Agreement.

                "Participant": as defined in subsection 10.6(b).

                "Partnership Agreement": the Third Amended and Restated Agreement of Limited Partnership of Holdings, dated as of October 1, 1997, as amended, modified or supplemented in accordance with the terms thereof.

                "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                "Percentage": as to any Lender at any time the percentage which the sum, without duplication, of such Lender's Revolving Credit Commitment and the aggregate principal amount of such Lender's Term Loans then outstanding then constitutes of the sum, without duplication, of the aggregate Revolving Credit Commitments then in effect and Term Loans then outstanding (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding).

                "Permitted Acquisition": as defined in subsection 7.10(e).

                "Permitted Disposition": as defined in subsection 7.6(e).

                "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                "Pricing Certificate": as defined in subsection 6.2(b).

                "Prime Rate": at any time, the rate of interest per annum publicly announced from time to time by CIBC as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by CIBC as its Prime Rate is an index or base rate and shall not necessarily be its lowest rate charged to its customers or other banks.

               "Properties": as defined in subsection 3.16.

               "Purchase Agreement": the Securities Purchase and Redemption Agreement, dated as of August 27, 1997 and amended as of October 1, 1997, among TWP, the Predecessor Company, the General Partner, and certain limited partners of the Company and certain stockholders of the General Partner, and as assigned as of October 1, 1997 by TWP to Thomas
        H. Lee Equity Fund III and certain of its Affiliates.

                "Recapitalization": the recapitalization of the Predecessor Company pursuant to the Purchase Agreement and, specifically, the transactions contemplated by subsections 1, 2, 3 and 4 thereof.

               "Refinancing Indebtedness": Indebtedness that refunds, refinances or extends the High-Yield Debt or the Conversion Securities, but only to the extent that (i) the Refinancing Indebtedness is subordinated to the obligations of the Borrowers hereunder to at least the same extent as the Conversion Securities or High-Yield Debt being refunded, refinanced or extended, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Conversion Securities or High-Yield Debt being refunded, refinanced or extended, or (b) after the Facilities Termination Date, (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the Facilities Termination Date has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of Conversion Securities or High- Yield Debt being refunded, refinanced or extended that is scheduled to mature on or prior to the Facilities Termination Date, (iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Conversion Securities or High-Yield Debt being refunded, refinanced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Conversion Securities or High-Yield Debt being refunded, refinanced or extended and
        (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness, and (v) such Refinancing Indebtedness is incurred by the Borrowers.

                "Register": as defined in subsection 10.6(d).

                "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
        Section 4241 of ERISA.

                "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615.

                "Required Lenders": at any time, Lenders the Percentages of which aggregate more than 50%; provided that notwithstanding the foregoing, Required Lenders shall at all times be at least two Lenders.

                "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

               "Reserve Percentage": the maximum daily arithmetic reserve requirement imposed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on Eurocurrency Liabilities (as defined in Regulation D) for the applicable Interest Period as of the first day of such Interest Period, but subject to any changes in such reserve requirement becoming effective during the Interest Period. For purposes of calculating the Reserve Percentage, the reserve requirement shall be as set forth in Regulation D without benefit of credit for prorations, exemptions or offsets under Regulation D, and further without regard to whether or not any Lender elects to actually fund any Loan or portion thereof with Eurocurrency Liabilities.

                "Responsible Officer": each of the chief executive officer and the president of the Company and, with respect to financial matters, the chief financial officer of the Company and with respect to financial matters relating to the Predecessor Company, the chief financial officer of the Predecessor Company.

                "Revolving Credit Commitment": as to any Lender, the obligation of such Lender to make Revolving Credit Loans to the Borrowers hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1 under the heading "Revolving Credit Commitment" or, in the case of any Lender that is an Assignee, the amount of the assigning Lender's Revolving Credit Commitment assigned to such Assignee pursuant to subsection 10.6 (in each case as such amount may be changed from time to time (including, without limitation, as a result of assignment by one Lender to another) in accordance with the provisions of this Agreement).

                "Revolving Credit Commitment Percentage": as to any Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments then in effect (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding).

               "Revolving Credit Commitment Period": the period from and including the Closing Date to, but not including the Revolving Credit Termination Date, or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

               "Revolving Credit Loans": as defined in subsection 3.1.

               "Revolving Credit Note": as defined in subsection 3.7(e).

               "Revolving Credit Termination Date": October 1, 2003.

               "Security Documents": the collective reference to the Borrowers Security Agreement, the Holdings Pledge Agreement and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrowers hereunder and under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities in the case of each such other security document, as the same may be amended, supplemented or otherwise modified according to the terms thereof.

                "Senior Debt": All Indebtedness of the Company and its Subsidiaries other than Subordinated Debt.

               "Senior Discount Notes": the senior discount notes issued by Holdings on the date hereof for aggregate gross proceeds of approximately $32,500,000 on the terms and conditions set forth in the Offering Memorandum with respect thereto dated the date hereof.

               "Senior Leverage Ratio": at any date, all then outstanding Senior Debt divided by EBITDA for the then most recently ended period of four consecutive fiscal quarters for which financial statements shall have been delivered to the Lenders.

                "Senior Subordinated Increasing Rate Notes": as defined in subsection 5.1(l).

                "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

               "Solvent": with respect to any Person on a particular date, the condition that on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, probable liability in respect of contingent liabilities, of such Person, (b) the present fair salable value, on a going concern basis, of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and
        (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small amount of capital.

               "Subordinated Debt": the Senior Subordinated Increasing Rate Notes, the Conversion Securities, the High-Yield Debt (including, with respect to the Conversion Securities and the High-Yield Debt, any related Refinancing Indebtedness), the Subordinated Management Notes and any other Indebtedness of the Borrowers which by its terms is expressly subordinated to the Senior Debt pursuant to subordination provisions approved in writing by the Required Lenders and all other terms and conditions of which shall have been approved in writing by the Required Lenders.

               "Subordinated Management Notes": promissory notes of the Company or the Predecessor Company (which will be assumed by the Company on the Closing Date) issued to Mr. Laurence H. Bloch, Mr. Ricardo Puente and those officers and employees of the Company listed on Schedule 1.2 hereto and any other officers and employees of the Company who shall enter into an Executive Agreement with the Company subsequent to the Original Closing Date in accordance with the provisions of Sections 3 and 4 of the Executive Agreement to which such person is a party (as such Executive Agreements are in effect on the Original Closing Date), provided that all the terms and conditions of such notes that are not specified in such Section, including, without limitation, those relating to subordination, shall be in form and substance satisfactory to the Required Lenders, as evidenced by their prior written approval thereof, it being understood that such notes will not be satisfactory to the Required Lenders unless they include provisions prohibiting payments to be made thereunder (a) during the Bridge Period and (b) if, after giving effect to such payment, the Total Leverage Ratio would be equal to or greater than 5.5 to 1.0 or any Event of Default under Sections 7(a),
        (c), (f) and (h) shall have occurred and be continuing and provided, further, that payments pursuant to the Subordinated Management Notes may only be made in accordance with subsection 7.8.

               "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise expressly stated, all references to the term Subsidiary shall be deemed to be to a Subsidiary of the Company.

               "Term Loan": as defined in subsection 3.5.

               "Term Note": as defined in subsection 3.7(e).

               "Total Amount Expended": when used with respect to any Permitted Acquisition or proposed Permitted Acquisition, the total amount expended or, as the case may be, proposed to be expended by the Company as the purchase consideration for such Permitted Acquisition, whether in cash, by issuance of Acquisition Debt, by assumption of debt or otherwise, but shall exclude (i) any Equity Consideration and (ii) any "earn-out" or similar obligations payable to the sellers based upon a percentage of the earnings or cash flow of the business acquired.

               "Total Debt Service": for any Person for any period, the sum of
        (a) regularly scheduled mandatory principal payments on Indebtedness (other than the Revolving Credit Loans) for such period, (b) required scheduled reductions of the Revolving Credit Commitments during such period in accordance with subsection 3.4(c) and (c) Cash Interest Expense for such period.

               "Total Indebtedness": of any Person, as of the date of determination, all Indebtedness of such Person which, in accordance with GAAP, would be included as indebtedness on a consolidated balance sheet of such Person at such date.

               "Total Leverage Ratio": at any date, all then outstanding Total Indebtedness divided by EBITDA for the then most recently ended period of four consecutive fiscal quarters for which financial statements shall have been delivered to the Lenders.

                "Tranche": the collective reference to LIBOR Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day); Tranches may be identified as "LIBOR Tranches".

                "Transferee": as defined in subsection 10.6(f).

                "TWP": TWP Recapitalization Corp.

                "TWP Capital II": as defined in the preamble hereto.

                "Type": as to any Loan, its nature as an ABR Loan or a LIBOR
        Loan.

                "Working Capital": the excess of Current Assets over Current Liabilities.

               1.2 OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

               (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrowers and their

Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, provided, however, that if there shall occur any change after the date hereof in GAAP and such change affects the method of calculating any component used in determining compliance with the financial covenants set forth in subsection 7.1, GAAP as in effect on the date hereof shall be applied in computing such components and determining such compliance, and the Company shall deliver a certificate showing in reasonable detail a reconciliation in respect of such adjustments concurrently with the delivery of relevant financial statements hereunder.

               (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified. The words include, includes and including shall be deemed to be followed by the phrase "without limitation".

               (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                      SECTION 2.  ASSUMPTION OF THE LOANS

               2.1 ASSUMPTION BY THE BORROWERS OF THE EXISTING BORROWERS' OBLIGATIONS. To induce the Agents and the Lenders to consent to the Contemplated Transactions, including, without limitation, the transfer of all of the Predecessor Company's assets to the Company, the Borrowers hereby expressly agree that, effective on the Closing Date, the Borrowers will assume and be obligated to pay and perform all the obligations and liabilities of the Existing Borrowers to the Agents and the Lenders under the Existing Credit Agreement and any other agreement executed in connection with the Existing Credit Agreement, and the parties hereto agree that effective on the Closing Date, the Existing Credit Agreement shall be superseded, amended and restated to read in its entirety as set forth in this Agreement.

               2.2 RELEASE OF THE EXISTING BORROWERS. In consideration of the assumption by the Borrowers provided for in subsection 2.1 hereof and subject to the fulfillment of the conditions set forth in subsection 5.1, (i) the Existing Borrowers shall on the Closing Date be fully released from all their respective obligations and liabilities under the Existing Credit Agreement, the Existing Borrowers Security Agreement and any other Loan Documents, as such term is defined in the Existing Credit Agreement (together with the Existing Borrowers Security Agreement, the "Existing Loan Documents"), (ii) all Liens created by the Existing Loan Documents on assets of the Existing Borrowers that are not transferred to the Company on the Closing Date shall be released as of the Closing Date, and all assets transferred by the Predecessor Company to the Company shall be transferred subject to the Lien created by the Existing Loan Documents, but the Existing Borrowers shall be released from all obligations and liabilities with respect to such Liens on such transferred assets (which assets shall thereafter be subject to Liens pursuant to the Borrowers Security Agreement) and (iii) the Lenders hereby consent to the Contemplated Transactions. However, notwithstanding the foregoing, if any assets of the Predecessor Company are not transferred to the Company on or prior to Day 45 and such failure to transfer shall result in any of the representations and warranties set forth in Section 4 being untrue in any material respect on the date that is 46 days after the Closing Date, then on such 46th day the releases provided for in the preceding sentence shall be automatically revoked and the obligations, liabilities and Liens of the Existing Borrowers under the Existing Credit Agreement and the Existing Loan Documents shall be automatically reinstated (provided that the reinstated amount of such obligations and liabilities, the recourse with respect to such obligations and liabilities, and such Liens shall be limited to the assets not so transferred to the Company and only for so long as the failure to effect such transfer shall cause any of such representations and warranties to continue to be untrue). The Lenders will on the Closing Date deliver to the Company, marked cancelled, all promissory notes delivered to them pursuant to the Existing Credit Agreement (it being understood that such delivery shall not reflect a satisfaction of the indebtedness evidenced thereby but shall reflect the full release of the Existing Borrowers from all of their respective obligations and liabilities under the Existing Credit Agreement and the assumption by the Borrowers of all such obligations and liabilities as provided in subsection 2.1, the Lenders being entitled to receive new promissory notes evidencing such indebtedness pursuant to subsection 3.7(e)). The Administrative Agent will, on the day which is 46 days following the Closing Date (so long as the release of the Existing Borrowers shall not have been revoked in accordance with the above provisions of this paragraph), execute and deliver to the Predecessor Company all such UCC-3 forms and other instruments necessary to reflect the release provided for in this paragraph as shall be reasonably requested by the Predecessor Company and submitted to the Administrative Agent on or prior to such 46th day. The Borrowers understand and agree that the release of the Existing Borrowers from their obligations and liabilities under the Existing Borrowers Security Agreement is not intended to release any assets of the Predecessor Company that are transferred to the Company from the Lien originally created by the Existing Borrowers Security Agreement and that such Lien shall continue against the Borrowers (but not the Existing Borrowers) on such transferred assets and be governed by the provisions of the Borrowers Security Agreement.


                  SECTION 3.  AMOUNT AND TERMS OF COMMITMENTS

               3.1 REVOLVING CREDIT COMMITMENTS. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrowers from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount of such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrowers may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof;

               (b) The Revolving Credit Loans may from time to time be (i) LIBOR Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrowers and notified to the Administrative Agent in accordance with subsections 3.2 and 3.9, provided that no Revolving Credit Loan shall be made as a LIBOR Loan after the day that is one month prior to the Revolving Credit Termination Date.

               3.2 PROCEDURE FOR REVOLVING CREDIT BORROWING. The Borrowers may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrowers shall give the Administrative Agent irrevocable written notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time,
(a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially LIBOR Loans or
(b) one Business Day prior to the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date,
(iii) whether the borrowing is to be of LIBOR Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of LIBOR Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to $1,000,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice from the Borrowers, the Administrative Agent shall promptly notify each Lender thereof. Upon receipt of such notice from the Administrative Agent, each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrowers at the office of the Administrative Agent specified in subsection 10.2 prior to 11:00 a.m., New York City time, on the Borrowing Date requested by the Borrowers in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrowers by the Administrative Agent crediting the account of the Company on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

               3.3 FEES. The Borrowers jointly and severally agree to pay to the Administrative Agent for the account of each Lender a commitment fee for the period from and including the first day of the Revolving Credit Commitment Period to the Revolving Credit Termination Date, computed at the rate of 1/2 of 1% per annum on the average daily amount of the Available Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the first day of each January, April, July and October and on the Revolving Credit Termination Date or such earlier date as the Revolving Credit Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the Original Closing Date.

               3.4 TERMINATION OR REDUCTION OF REVOLVING CREDIT COMMITMENTS. (a) The Borrowers shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments. Any such reduction shall be in an amount equal to $5,000,000 or a whole multiple of $100,000 in excess thereof and shall reduce permanently the Revolving Credit Commitments then in effect.

               (b) The Revolving Credit Commitments shall automatically be permanently be reduced as set forth in the following paragraph (c) and as set forth in subsection 3.8.

               (c) The Revolving Credit Commitments shall automatically be permanently reduced according to the following schedule, commencing on January 1, 2000, by the amount set forth below opposite each such date:

               January 1, 2000              $1,500,000
               April 1, 2000                $1,500,000
               July 1, 2000                 $1,500,000
               October 1, 2000              $1,500,000

               January 1, 2001              $1,500,000
               April 1, 2001                $1,500,000
               July 1, 2001                 $1,500,000
               October 1, 2001              $1,500,000

               January 1, 2002              $1,500,000
               April 1, 2002                $1,500,000
               July 1, 2002                 $1,500,000
               October 1, 2002              $1,500,000

               January 1, 2003              $5,500,000
               April 1, 2003                $5,500,000
               July 1, 2003                 $5,500,000
               October 1, 2003              $5,500,000

Each such reduction shall be accompanied by prepayment of the Revolving Credit Loans (together with fees and interest accrued thereon to the date of such prepayment and any additional amounts owing under subsection 3.18) to the extent, if any, that the Revolving Credit Loans then outstanding exceed the amount of the Revolving Credit Commitments as so reduced.

               3.5 TERM LOANS. Subject to the terms and conditions hereof, each Lender severally agrees to continue a term loan (each a "Term Loan", collectively, the "Term Loans") to the Borrowers on the Original Closing Date in an amount equal to the amount set forth opposite such Lender's name on Schedule
1.1 under the heading "Term Loan". The Term Loans may from time to time be (i) LIBOR Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrowers and notified to the Administrative Agent in accordance with subsections 3.6 and 3.9.

                3.6 CLOSING DATE TERM LOAN BORROWINGS. [intentionally omitted]

               3.7 REPAYMENT OF LOANS; EVIDENCE OF DEBT. (a) The Borrowers jointly and severally hereby unconditionally promise to pay to the Administrative Agent for the account of each Lender (i) the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Revolving Credit Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 7), and (ii) the principal amount of the Term Loan of such Lender, in quarterly installments on the dates set forth on Schedule 3.7, in the aggregate principal amounts for all Lenders set forth on said Schedule opposite the date of such installment (or the then unpaid principal amount of such Term Loan, on the date that the Term Loans become due and payable pursuant to Section 7 or otherwise). The Borrowers jointly and severally hereby further agree to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the Original Closing Date until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 3.11.

               (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrowers to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

               (c) The Administrative Agent shall maintain the Register pursuant to subsection 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Revolving Credit Loan and Term Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender's share thereof.

               (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 3.7(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the joint and several obligation of the Borrowers to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

               (e) The Borrowers agree that, upon the request to the Administrative Agent by any Lender, the Borrowers will execute and deliver to such Lender (i) a promissory note of the Borrowers evidencing the Revolving Credit Loans of such Lender, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (a "Revolving Credit Note"), and/or (ii) a promissory note of the Borrowers evidencing the Term Loan of such Lender, substantially in the form of Exhibit B with appropriate insertions as to date and principal amount (a "Term Note").

               3.8 OPTIONAL PREPAYMENTS; MANDATORY PREPAYMENTS AND REVOLVING CREDIT COMMITMENT REDUCTIONS. (a) The Borrowers may on the last day of any Interest Period with respect thereto (or on any other day if the prepayment referred to herein is accompanied by all amounts payable by the Borrowers pursuant to subsection 3.18), in the case of LIBOR Loans, or at any time and from time to time, in the case of ABR Loans, prepay the Loans, in whole or in part, without premium or penalty, upon one Business Days' written notice in the case of ABR Loans and three Business Days' written notice in the case of LIBOR Loans to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is of LIBOR Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each and specifying whether the prepayment is of Term Loans, Revolving Credit Loans or a combination thereof and, if a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 3.18. Partial optional prepayments of the Term Loans pursuant to this subsection 3.8(a) shall be applied ratably to the remaining installments of principal thereof. Amounts prepaid on account of the Term Loans may not be reborrowed. Partial prepayments shall be in an aggregate principal amount of $50,000 or a whole multiple thereof.

               (b) If, subsequent to the Closing Date, either Borrower or any Subsidiary shall receive Net Cash Proceeds from any Asset Sale and shall not have applied all or a portion of such Net Cash Proceeds to the purchase or acquisition of other assets within 180 days after such Asset Sale, an amount equal to such unapplied Net Cash Proceeds shall, on the 180th day following the receipt of such Net Cash Proceeds, be applied toward the prepayment of the Loans and reduction of the Revolving Credit Commitments as set forth in subsection 3.8(f), provided that no prepayment or Revolving Credit Commitment reduction shall be required pursuant to this paragraph unless the aggregate amount of all Net Cash Proceeds from Asset Sales exceeds an amount equal to (i) $1,000,000 in any fiscal year or (ii) $5,000,000 subsequent to the Original Closing Date (and such prepayments shall be required only to the extent of such excess).

               (c) If the Company's Total Leverage Ratio determined as of the last day of any fiscal year, commencing with the fiscal year beginning May 1, 1998 and ending December 31, 1998, equals or exceeds 5.00 to 1.0, the Borrowers shall, within 120 days from the end of such fiscal year, prepay the Loans and reduce the Revolving Credit Commitments as set forth in subsection 3.8(f) in an amount equal to 50% of Excess Cash Flow for such fiscal year.

               (d) If, subsequent to the Original Closing Date, either Borrower or any Subsidiary shall receive insurance proceeds (or proceeds from a condemnation award) in excess of amounts used to restore or replace any affected properties or equipment within 180 days from the date of the related loss or condemnation, it shall promptly apply an amount equal to such excess to prepay the Loans and reduce the Revolving Credit Commitments as set forth in subsection 3.8(f).

               (e) If the Company's Total Leverage Ratio determined as of the date of any issuance of any equity securities of the Company or of any incurrence of Indebtedness by the Company or any of its Subsidiaries (in each case after giving effect to such issuance or incurrence and the application of the proceeds thereof) equals or exceeds 5.00 to 1.0, the Borrowers shall prepay the Loans and reduce the Revolving Credit Commitments as set forth in subsection 3.8(f) by an amount equal to (x) 100% of the Net Cash Proceeds of such equity issuance (other than Equity Consideration used to make or finance Permitted Acquisitions as permitted by subsection 7.10(e) and equity issuances used to finance the repurchase of partnership interests or other equity participation rights of departing officers or employees of the Company as permitted by subsection 7.8(c)) and (y) to the extent that the aggregate Net Cash Proceeds of all incurrences of Indebtedness by the Company (including the High-Yield Debt) and its Subsidiaries permitted by this Agreement subsequent to the Original Closing Date exceeds $100,000,000, 100% of such excess; provided, however, that
(i) if the Company's Total Leverage Ratio determined as described above is less than 5.00 to 1.0, a mandatory prepayment of the Loans and reduction of the Revolving Credit Commitments shall be required in accordance with this paragraph in connection with any issuance of equity by the Company except that the percentage referred to in clause (x) shall be reduced from 100% to 50% and (ii) notwithstanding anything to the contrary herein, in any case described in clause
(y) where the Indebtedness incurred consists solely of High-Yield Debt or Conversion Securities, (A) the Net Cash Proceeds thereof shall be applied to repay any and all then outstanding Conversion Securities or Senior Subordinated Increasing Rate Notes and (B) any surplus of such Net Cash Proceeds remaining shall be applied solely to prepay any then outstanding Revolving Credit Loans (and shall not be applied to prepay any Term Loans and shall not reduce the Revolving Credit Commitments).

               (f) All mandatory prepayments pursuant to subsections 3.8(b), (c) and (d) and, except as provided in clause (ii) of the proviso thereto, subsection 3.8(e) shall be applied first, to the permanent repayment of the Term Loans and second, to the permanent reduction of the Revolving Credit Commitments and, to the extent required by subsection 3.8(g), to the prepayment of Revolving Credit Loans, in each case together with interest accrued to the date of such prepayment and any amounts payable under subsection 3.18. Mandatory prepayments of the Term Loans shall be applied (i) to each remaining installment of the Term Loans in the inverse order of the maturity of such installments, in the case of prepayments pursuant to subsections 3.8(c) and (e), and (ii) ratably to the remaining installments of the Term Loans, in the case of prepayments pursuant to subsections 3.8(b) and (d). Mandatory prepayments of the Term Loans may not be reborrowed. All mandatory permanent reductions of the Revolving Credit Commitments shall be applied to reduce the Revolving Credit Commitments in inverse order of the Revolving Credit Commitment reductions provided for in subsection 3.4(c) until reduced to zero.

               (g) If at any time the aggregate principal amount of the Revolving Credit Loans exceeds the aggregate Revolving Credit Commitments, the Borrowers shall prepay the Revolving Credit Loans in an amount equal to such excess together with interest accrued to the date of such prepayment and any amounts payable under subsection 3.18.

               3.9 CONVERSION AND CONTINUATION OPTIONS. (a) The Borrowers may elect from time to time to convert LIBOR Loans to ABR Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election substantially in the form of Exhibit H, provided that any such conversion of LIBOR Loans may only be made on the last day of an Interest Period with respect thereto. The Borrowers may elect from time to time to convert ABR Loans to LIBOR Loans by giving the Administrative Agent at least three Business Days' prior irrevocable written notice of such election substantially in the form of Exhibit H. Any such notice of conversion to LIBOR Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding LIBOR Loans and ABR Loans may be converted as provided herein, provided that (i) no Loan may be converted into a LIBOR Loan when any Default or Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a conversion is not appropriate and (ii) no Loan may be converted into a LIBOR Loan after the date that is one month prior to the Revolving Credit Termination Date (in the case of conversions of Revolving Credit Loans) or the date of the final installment of principal of the Term Loans.

               (b) Any LIBOR Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrowers giving written notice to the Administrative Agent substantially in the form of Exhibit H, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no LIBOR Loan may be continued as such
(i) when any Default or Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the Revolving Credit Termination Date (in the case of continuations of Revolving Credit Loans) or the date of the final installment of principal of the Term Loans and provided, further, that if the Borrowers shall fail to give such written notice or if such continuation is not permitted such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

               3.10 MINIMUM AMOUNTS AND MAXIMUM NUMBER OF TRANCHES. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each LIBOR Tranche shall be equal to $1,000,000 or a whole multiple of $100,000 in excess thereof. In no event shall there be more than seven LIBOR Tranches outstanding at any time.

               3.11 INTEREST RATES AND PAYMENT DATES. (a) Each LIBOR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the LIBOR Rate determined for such day plus the Applicable Margin.

               (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

               (c) Upon the occurrence and during the continuance of any Event of Default under Section 7(a) (i) all outstanding LIBOR Loans will bear interest at a rate per annum 2.00% in excess of the rate per annum otherwise applicable thereto until the end of the Interest Period then in effect with respect thereto and thereafter at a rate per annum 2.00% in excess of the ABR from time to time in effect plus the Applicable Margin and (ii) all outstanding ABR Loans will bear interest at a rate per annum 2.00% in excess of the ABR from time to time in effect plus the Applicable Margin. Any interest, fees or other amounts (other than principal) payable hereunder that are not paid when due shall bear interest until paid in full at a rate per annum equal to the ABR from time to time in effect plus the Applicable Margin.

               (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

               3.12 COMPUTATION OF INTEREST AND FEES. (a) Revolving Credit Commitment fees and, whenever it is calculated on the basis of the ABR, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; otherwise, interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Company and the Lenders of each determination of a LIBOR Rate. Any change in the interest rate on a Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Company and the Lenders of the effective date and the amount of each such change in interest rate.

               (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrowers, deliver to the Company a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 3.11(a) or (c).

               3.13 INABILITY TO DETERMINE INTEREST RATE. If prior to the first day of any Interest Period:

               (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period, or

               (b) the Administrative Agent shall have received notice from the Required Lenders that the LIBOR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected LIBOR Loans during such Interest Period and the Borrowers shall not have entered into a written agreement providing to the affected Lenders compensation satisfactory to such Lenders for such inadequately and unfairly reflected cost.

the Administrative Agent shall give telecopy or telephonic notice thereof to the Company and the Lenders as soon as practicable thereafter. If such notice is given (x) any LIBOR Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to LIBOR Loans shall be converted to or continued as ABR Loans and (z) any outstanding LIBOR Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further LIBOR Loans shall be made or continued as such, nor shall the Borrowers have the right to convert Loans to LIBOR Loans.

               3.14 PRO RATA TREATMENT AND PAYMENTS. (a) Each borrowing by the Borrowers of Revolving Credit Loans from the Lenders hereunder, each payment by the Borrowers on account of any commitment fee hereunder and any reduction of the Revolving Credit Commitments of the Lenders shall be made pro rata according to the respective Revolving Credit Commitment Percentages of the Lenders. Each payment (including each prepayment) by the Borrowers on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Lenders. Each payment (including each prepayment) by the Borrowers on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrowers hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 1:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in subsection 10.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

               (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Revolving Credit Commitment Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's Revolving Credit Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrowers.

               3.15 ILLEGALITY. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain LIBOR Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make LIBOR Loans, continue LIBOR Loans as such and convert ABR Loans to LIBOR Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as LIBOR Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a LIBOR Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrowers shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 3.18.

               3.16 REQUIREMENTS OF LAW. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                    (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any LIBOR Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non- Excluded Taxes covered by subsection
        3.17 and changes in the rate of tax on the overall net income of such Lender);

                   (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or

                  (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining LIBOR Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrowers shall be jointly and severally obligated to promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

               (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrowers shall be jointly and severally obligated to promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

               (c) In the event that after the date hereof a Lender is required to maintain reserves of the type contemplated by the definition of "Reserve Percentage", such Lender may require the Borrowers, jointly and severally, to pay, promptly after receiving notice of the amount due, additional interest on the related LIBOR Loan of such Lender at a rate per annum determined by such Lender up to but not exceeding the excess of (i) (A) the applicable LIBOR Rate divided by (B) one minus the Reserve Percentage over (ii) the applicable LIBOR Rate.

               (d) If any Lender becomes entitled to claim any additional amounts or additional interest pursuant to this subsection, it shall promptly notify the Company (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled; provided that the Borrowers shall not be required to compensate a Lender pursuant to this subsection for any additional amounts or additional interest incurred more than three months prior to the date on which such Lender notifies the Company of such event giving rise to such additional amounts or additional interest and of such Lender's intention to make claim therefor under this subscription; and provided, further, that, if any adoption or change of any Requirement in Law or other event giving rise to such claim for additional amounts is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender to the Company (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

               3.17 TAXES. (a) All payments made by the Borrowers under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise or similar taxes (imposed in lieu of net income taxes) imposed on any Agent or Lender as a result of a present or former connection between such Agent or Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to any Agent or Lender hereunder or under any Note, the amounts so payable to any Agent or Lender shall be increased to the extent necessary to yield to any Agent or Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrowers shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by the Borrowers, as promptly as possible thereafter the Borrowers shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrowers showing payment thereof. If the Borrowers fail to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrowers shall be jointly and severally obligated to indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by either Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

               (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                    (i) deliver to the Company and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                   (ii) deliver to the Company and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company; and

                  (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrowers or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Company and the Administrative Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection 10.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

               3.18 INDEMNITY. The Borrowers jointly and severally agree to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrowers in making a borrowing of, conversion into or continuation of LIBOR Loans after the Borrowers have given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrowers in making any prepayment after the Borrowers have given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of LIBOR Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

               3.19 CHANGE OF LENDING OFFICE; MANDATORY ASSIGNMENT. (a) Each Lender agrees that if it makes any demand for payment under subsection 3.16 or 3.17(a), or if any adoption or change of the type described in subsection 3.15 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrowers to make payments under subsection 3.16 or 3.17(a), or would eliminate or reduce the effect of any adoption or change described in subsection 3.15.

               (b) If the Borrowers shall be required to pay any additional amounts or other payments to any Lender in accordance with subsection 3.16 or 3.17(a) or if any Lender shall, in accordance with subsection 3.15, no longer be obligated to make or maintain Eurodollar Loans hereunder, the Borrowers may, at their own expense and in their sole discretion, unless such Lender has theretofore removed or cured the conditions which result in the obligation to pay such additional amounts or other payments or which result in such illegality, as the case may be, after reasonable notice to the Administrative Agent and such Lender, require such Lender to transfer or assign, in whole or in part, without recourse (in accordance with subsection 10.6), all or part of its interests, rights and obligations under this Agreement to another bank or financial institution reasonably acceptable to the Administrative Agent (provided that the Borrowers, with the full cooperation of such Lender, can identify a bank or financial institution reasonably acceptable to the Administrative Agent which is ready, willing and able to be an Assignee with respect thereto) which shall assume such assigned obligations (which Assignee may be another Lender, if such Assignee Lender accepts such assignment); provided that (A) the Assignee or the Borrowers, as the case may be, shall have paid to such Lender in immediately available funds the principal of and interest accrued to the date of such payment on the Loans made by it hereunder and all other amounts owed to it hereunder, including, without limitation, any amounts owing pursuant to subsection 3.18 and any amounts that would be owing under said subsection if such Loans were prepaid on the date of such assignment, and (B) such assignment does not conflict with any law, rule or regulation or order of any Governmental Authority.


                    SECTION 4. REPRESENTATIONS AND WARRANTIES

               To induce the Agents and the Lenders to enter into this Agreement and to make the Loans, the Borrowers hereby represent and warrant to the Agents and each Lender that:

               4.1 FINANCIAL CONDITION. (a) The balance sheet of the Predecessor Company as at April 30, of each of 1995, 1996 and 1997 and the related statements of income and of cash flows for the fiscal year ended on such date, reported on by Ernst & Young, copies of which have heretofore been furnished to each Lender, are complete and correct in all material respects and present fairly in all material respects the financial condition of the Predecessor Company as at such date, and the results of its operations and its cash flows for the fiscal year then ended.

               (b) The unaudited balance sheet of the Predecessor Company as at July 31, 1997 and the related unaudited statements of income and of cash flows for the three-month period ended on such date (such statements include the deferred revenue report dated September 20, 1997), certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are, in management's reasonable judgment, complete and correct in all material respects and present fairly in all material respects the financial condition of the Predecessor Company as at such date, and the results of its operations and its cash flows for the three-month period then ended (subject to normal year-end audit adjustments and the absence of footnote disclosure).

               (c) All such financial statements referred to in subsection 3.1(a) and (b), including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein and except that the unaudited financial statements referred to in subsection 3.1(b) may not be accompanied by notes thereto). The Predecessor Company did not have, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. During the period from April 30, 1997 to and including the date hereof there has been no sale, transfer or other disposition by Holdings (with the exception of the Contemplated Transactions) or the Company of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the financial condition of Holdings or the Company, as the case may be, at April 30, 1997.

               (d) The unaudited pro forma balance sheet of the Predecessor Company as at July 31, 1997, and the related unaudited pro forma statements of income and of cash flows for the three months ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, have been prepared in good faith based on reasonable assumptions for the purposes of fairly presenting the pro forma financial condition of the Predecessor Company as at such date after giving effect to (i) the Recapitalization, (ii) the payment of estimated fees and expenses, financing costs and distributions related to the transactions contemplated hereby and thereby and (iii) the making of the Loans on the Original Closing Date in accordance with this Agreement, as if all such transactions described in clauses
(i) through (iii) had occurred on such date.

               (e) Immediately prior to the transfer of the Predecessor Company's assets to the Company and the completion of the other Contemplated Transactions, the Company shall have no material assets or liabilities.

               4.2 NO CHANGE. (a) Since April 30, 1997, there has been no development or event which has had or would reasonably be expected to have a Material Adverse Effect, and (b) except (i) as permitted pursuant to subsection 7.8, (ii) as set forth on Schedule 4.2 hereto and (iii) as made on the Original Closing Date in connection with the Recapitalization in accordance with the terms hereof, during the period from such date to and including the date hereof no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Predecessor Company or the Company nor has any of the Capital Stock of the Predecessor Company or the Company been redeemed, retired, purchased or otherwise acquired for value by the Predecessor Company or the Company, as the case may be, other than the redemption of preferred partnership interests in the Predecessor Company with the proceeds of the Senior Discount Notes.

               4.3 EXISTENCE; COMPLIANCE WITH LAW. Except, until Day 45, as set forth on the Disclosure Schedule, each Loan Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

               4.4 POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each Loan Party has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrowers, to borrow hereunder and has taken all necessary corporate or partnership action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrowers, to authorize the borrowings on the terms and conditions of this Agreement and any Notes. Except, until Day 45, as set forth on the Disclosure Schedule, no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents, except as may be required to perfect the Liens created thereby. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of each Loan Party thereto. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of each Loan Party thereto, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

               4.5 NO LEGAL BAR. Except, until Day 45, as set forth on the Disclosure Schedule, the execution, delivery and performance of the Loan Documents by each Loan Party thereto, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation (other than Contractual Obligations the failure of the Company to have good title to which would not result in the representation set forth in subsection 4.8 being untrue) of any Loan Party and will not result in, or require, the creation or imposition of any Lien (other than imposed by any Security Document) on or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation or on any of the limited or general partnership interests in the Company.

               4.6 NO MATERIAL LITIGATION. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrowers, threatened by or against any Loan Party or against any of its properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which would reasonably be expected to have a Material Adverse Effect.

               4.7 NO DEFAULT. No Loan Party is in default under or with respect to any of its Contractual Obligations in any respect which would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

               4.8 OWNERSHIP OF PROPERTY; LIENS. On the Closing Date there will be transferred by the Predecessor Company to the Company all of the following assets owned by the Predecessor Company on the Closing Date: receivables, customer lists and inventory located at property owned or leased by the Predecessor Company; after giving effect to such transfer the Company will have good title to such assets, and none of such assets will be subject to any Lien except as permitted by subsection 7.3. Except, until Day 45, as set forth on the Disclosure Schedule, the Borrowers have good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other material property (other than real property and assets described in the preceding sentence), and none of such property described in this sentence is subject to any Lien (except as permitted by subsection 7.3), except insofar as the failure to have such title or leasehold interest or the presence of any non-permitted Lien would not reasonably be expected to have a Material Adverse Effect.

               4.9 INTELLECTUAL PROPERTY. Except, until Day 45, as set forth in the Disclosure Schedule, each Borrower owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how, data bases, listing information and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which would not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor do the Borrowers know of any valid basis for any such claim. The use of such Intellectual Property by each Borrower does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

               4.10 NO BURDENSOME RESTRICTIONS. No Requirement of Law or Contractual Obligation of any Loan Party has had or would reasonably be expected to have a Material Adverse Effect.

               4.11 TAXES. Each Loan Party has filed or caused to be filed all tax returns which, to the knowledge of the Borrowers, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrowers or such Loan Party, as the case may be); no tax Lien has been filed, and, to the knowledge of the Borrowers, no claim is being asserted, with respect to any such tax, fee or other charge except for such claims and tax liens that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

               4.12 FEDERAL REGULATIONS. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board of Governors of the Federal Reserve System, in violation of such regulations as now and from time to time hereafter in effect. If requested by any Lender or the Administrative Agent, the Borrowers will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

               4.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Company nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Company or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

               4.14 INVESTMENT COMPANY ACT; OTHER REGULATIONS. Neither Borrower is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Neither Borrower is subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

               4.15 PURPOSE OF LOANS. The proceeds of the Loans shall be used by the Borrowers (a) for working capital purposes, capital expenditures and general corporate purposes in the ordinary course of business and (b) for Permitted Acquisitions.

               4.16 ENVIRONMENTAL MATTERS. Except as would not reasonably be expected to have a Material Adverse Effect, to the best knowledge of the
Borrowers:

               (a) The facilities and properties owned, leased or operated by the Borrowers (the "Properties") do not contain any Materials of Environmental Concern in amounts or concentrations which (i) constitute a violation of, or
(ii) could reasonably be expected to give rise to liability under, any Environmental Law;

               (b) The Properties and all operations at the Properties are in compliance with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrowers (the "Business") which could interfere with the continued operation of the Properties or impair the fair saleable value thereof;

               (c) The Borrowers have not received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor do the Borrowers have knowledge or reason to believe that any such notice will be received or is being threatened;

               (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law;

               (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrowers, threatened, under any Environmental Law to which the Borrowers are or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders outstanding under any Environmental Law with respect to the Properties or the Business; and

               (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrowers in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws.

               4.17 SOLVENCY. Each Borrower is, and after giving effect to the consummation of the Recapitalization and to the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

               4.18 ACCURACY OF INFORMATION. No statement or information contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished in writing to the Agents or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished any untrue statement of any fact material to the interests of the Agents or any Lender, or omitted to state a fact necessary in order to make the statements contained herein or therein not misleading in any respect material to the interests of the Agents or any Lender.

               4.19 EMPLOYEE MATTERS, ETC. (a) None of the employees of the Borrowers are subject to any collective bargaining agreement, (b) except as expressly disclosed to the Lenders prior to the making of the representation and warranty contained herein, no petition for certification or union election is pending with respect to the employees of any Borrower and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of the Borrowers, and (c) there are no strikes, slowdowns, work stoppages, unfair labor practice complaints, grievances, arbitration proceedings or controversies pending or, to the best knowledge of the Borrowers, threatened against either Borrower by any of its employees, other than employee grievances or controversies arising in the ordinary course of business that would not in the aggregate be reasonably expected to have a Material Adverse Effect and (d) each Borrower, and to the Borrower's best knowledge, no partner or employee of the Borrowers are subject to any employment agreement or non-competition agreement with any former employer or any other Person which agreement would reasonably be expected to have a Material Adverse Effect.

               4.20 SECURITY DOCUMENTS. The Borrowers Security Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof, and, after financing statements in appropriate form are filed in the offices specified on Schedule 4 to the Borrowers Security Agreement, the Borrowers Security Agreement shall at all times constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Borrowers Security Agreement), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.3.

               4.21 OWNERSHIP. Schedule 4.21 is a complete and correct list of, as of the Closing Date, (a) the owners of the LLC interests of the Company and
(b) the owners of Holdings and each owner's respective ownership percentage. As of the Closing Date and thereafter, all the issued and outstanding Capital Stock of the Company will be owned by Holdings.

                         SECTION 5. CONDITIONS PRECEDENT

               5.1 CONDITIONS TO EFFECTIVENESS. The effectiveness of this Agreement, and the agreement of each Lender to make any extension of credit hereunder on the Closing Date, shall be subject to the satisfaction of the following conditions precedent:

               (a) Loan Documents. The Administrative Agent shall have received
        (i) this Agreement, executed and delivered by a duly authorized officer of each Borrower, with a counterpart for each Lender, (ii) the Borrowers Security Agreement, executed and delivered by a duly authorized officer of the party thereto, with a counterpart or a conformed copy for each Lender and (iii) the Holdings Pledge Agreement, executed and delivered by a duly authorized officer of Holdings, with a counterpart or a conformed copy for each Lender.

               (b) Related Agreements. The Administrative Agent shall have received, with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower, such other documents or instruments as may be in existence and reasonably requested by the Agents, including, without limitation, a copy of the Employment Agreements, the Executive Agreements, the Equity Compensation Trust Agreement and a copy of any debt instrument, security agreement or other material contract to which the Company, Holdings or TWP Capital II may be a party and requested by the Agents.

               (c) Borrowing Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of the Borrowers, dated the Closing Date, substantially in the form of Exhibit F, with appropriate insertions and attachments, satisfactory in form and substance to the Agents, executed by the respective President or any Vice President and the Secretary or any Assistant Secretary of each Borrower.

               (d) Proceedings of the Borrowers. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions and other proceedings, in form and substance satisfactory to the Agents authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, (ii) the borrowings contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Borrowers Security Agreement, certified by the respective Secretary or an Assistant Secretary of each Borrower as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Agents and shall state that the resolutions and other actions thereby certified have not been amended, modified, revoked or rescinded.

               (e) Borrowers and Holdings Incumbency Certificates. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of Holdings, the Company and TWP Capital II, dated the Closing Date, as to the incumbency and signature of the officers of Holdings, the Company and TWP Capital

        II executing any Loan Document reasonably satisfactory in form and substance to the Agents, executed by the respective President or any Vice President and the Secretary or any Assistant Secretary of Holdings, the Company or TWP Capital II, as the case may be.

               (f) Corporate and LLC Documents. The Administrative Agent shall have received, with a counterpart for each Lender, true and complete copies of (i) the Certificate of Formation of Limited Liability Company, the Limited Liability Company Agreement and any other organizational documents of Company and (ii) the certificate of incorporation and by-laws of TWP Capital II, in each case certified as of the Closing Date as complete and correct copies thereof by the respective Secretary or an Assistant Secretary of the Company or TWP Capital II, as the case may be.

               (g) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender the executed legal opinion of Kirkland & Ellis, counsel to the Company and TWP Capital II, substantially in the form of Exhibit G.

               (h) Actions to Perfect Liens. The Administrative Agent shall have received (i) evidence in form and substance reasonably satisfactory to the Administrative Agent that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1, necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Documents shall have been completed or that all documents necessary to complete the foregoing shall have been executed and delivered to the Administrative Agent.

               (i) Insurance. The Agents shall have received evidence in form and substance satisfactory to them that all of the requirements of subsection 7.4 shall have been satisfied.

               5.2 CONDITIONS TO EACH LOAN. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

               (a) Representations and Warranties. Each of the representations and warranties made by the Loan Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

               (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

Each borrowing by the Borrowers hereunder shall constitute a representation and warranty by the Borrowers as of the date thereof that the conditions contained in this subsection have been satisfied or waived in accordance with subsection 10.1.


                        SECTION 6. AFFIRMATIVE COVENANTS

               The Borrowers hereby agree that, so long as the Revolving Credit Commitments remain in effect or any Loan is outstanding, the Borrowers shall and, where applicable, shall cause each Subsidiary to:

               6.1 FINANCIAL STATEMENTS. Furnish to each Lender:

               (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of the balance sheet of the Company and its consolidated subsidiaries as at the end of such year and the related statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young or other independent certified public accountants of nationally recognized standing accompanied by a comparison to the budget delivered pursuant to subsection 6.2(c) for such year;

               (b) as soon as available, but in any event not later than 45 days after the end of (i) each of the first three quarterly periods of each fiscal year of each of the Company and its consolidated Subsidiaries, the unaudited balance sheet of each of the Company and its consolidated Subsidiaries as at the end of such period and the related unaudited statements of income and retained earnings and of cash flows of each of the Company and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative forms the figures for the previous year and for the budget delivered pursuant to subsection 6.2(c) for such year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnote disclosure); and

               (c) as soon as available, but in any event not later than 30 days after the end of each calendar month, the unaudited interim balance sheet of the Company and its consolidated Subsidiaries as at the end of such month and the related unaudited interim statements of income and retained earnings and of cash flows of the Company and its consolidated Subsidiaries for such one-month period and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnote disclosure);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and, except for the financial statements referred to in paragraph (c) above, in accordance with GAAP (provided that, with respect to the financial statements referred to in paragraphs (b) above, such statements shall be prepared in accordance with GAAP in the judgment of senior management of the Company) applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein and except that the unaudited financial statements referred to in subsection 6.1(b) and (c) may not be accompanied by notes thereto) and shall be accompanied by a management discussion and analysis in respect of the fiscal periods reported on therein.

               6.2    CERTIFICATES; OTHER INFORMATION.  Furnish to each Lender:

               (a) concurrently with the delivery of the financial statements referred to in subsection 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements in such form (if any) as may be consistent with the then general practice of such accountants stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

               (b) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and (b), a certificate of a Responsible Officer (a "Pricing Certificate") (i) stating that, to the best of such Responsible Officer's knowledge except as specified in such certificate, each of the Company, its Subsidiaries and TWP Capital II during such period have observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default, (ii) including calculations and information demonstrating in reasonable detail whether or not the Borrowers have complied with the requirements of subsections 7.1, 7.2(e). 7.3(h), 7.6(b) and (e), 7.7, 7.8, 7.9 and 7.10(d) and (e)
        and (iii) describing in reasonable detail any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, in each case which are not reflected in such financial statements;

               (c) not later than thirty days prior to the end of each fiscal year of the Company, a copy of the projections by the Company of the operating budget and cash flow budget of the Company and its consolidated Subsidiaries for the succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of reasonable assumptions and that such Responsible Officer has no reason to believe they are incorrect or misleading in any material respect and by a written management discussion, in reasonable detail, of such assumptions;

               (d) promptly upon receipt thereof, copies of all final reports submitted to the Company by independent certified public accountants in connection with each annual, interim or special financial audit of the books of the Company and its consolidated Subsidiaries made by such accountants, including, without limitation, any final comment letter submitted by such accountants to management in connection with their annual audit;

               (e) within five days after the same are sent, copies of all financial statements and reports which the Company sends to its partners, and within five days after the same are filed, copies of all financial statements and reports which the Company may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

               (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

               6.3 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Continue to engage in business of the same general type as now conducted by it (or as otherwise allowed by subsection 7.15) and preserve, renew and keep in full force and effect its existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable, in the Company's opinion, in the normal conduct of its business except as otherwise permitted pursuant to subsection 7.5; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and continue in effect in all material respects its practices in respect of advance payments as in effect on the Original Closing Date.

               6.4 MAINTENANCE OF PROPERTY; INSURANCE. Keep all property useful and necessary, in the Company's opinion, in its business in good working order and condition (subject to normal wear and tear in the ordinary course of business); maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried.

               6.5 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Keep proper books of records and account in which complete, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender, upon giving prior notice to the Company, to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company, its consolidated Subsidiaries and TWP

Capital II with officers and employees of such parties and with its independent certified public accountants.

               6.6 NOTICES. Promptly give notice to the Administrative Agent and each Lender of:

               (a) the occurrence of any Default or Event of Default as soon as possible and no later than five Business Days after a Responsible Officer of the Company knows or has reason to know thereof;

               (b) any (i) default or event of default under any Contractual Obligation of the Company or (ii) litigation, investigation or proceeding which may exist at any time between the Company and any Governmental Authority, which is more likely than not to be determined adversely to the Company and, if so determined, would be reasonably expected to have a Material Adverse Effect;

               (c) any litigation or proceeding affecting the Company in which the amount involved is $1,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

               (d) (i) any release or discharge by the Company of any Material of Environmental Concern required to be reported under Environmental Laws to any Governmental Authority; (ii) any condition, circumstance, occurrence or event that could result in a liability under Environmental Laws where such liability would reasonably be expected to have a Material Adverse Effect or would reasonably be expected to result in the imposition of any Lien or other material restriction on the title, ownership or transferability of any material Property; and (iii) any proposed action to be taken by the Company that could subject the Company to any material additional or different requirements or liabilities under Environmental Law where such requirements or liabilities would reasonably be expected to have a Material Adverse Effect;

               (e) the following events, as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof:
        (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

               (f) any development or event which would reasonably be expected to have a Material Adverse Effect as soon as possible and no later than five Business Days after the Company knows or has reason to know thereof; and

               (g) the termination, resignation or replacement of either of the chairman or the president and chief executive officer of the Company, and (together with copies thereof) the execution of any modification of Employment Agreement, or any new employment agreement, with any such officer.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

               6.7 ENVIRONMENTAL LAWS. (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

               (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except, in each case, to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

               6.8 ADDITIONAL COLLATERAL; SUBSIDIARIES. (a) With respect to any assets of the type covered by the Borrowers Security Agreement acquired after the Closing Date, and, upon the occurrence and during the continuance of an Event of Default and at the request of the Required Lenders, with respect to any other assets or property of the Borrowers, as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien (i) execute and deliver to the Administrative Agent such amendments to this Agreement or the Borrowers Security Agreement or such other documents as the Administrative Agent reasonably requests in order to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such assets, (ii) take all actions reasonably requested by the Administrative Agent to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such assets, including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Borrowers Security Agreement or by law or as may be requested by the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in the preceding clauses (i) and (ii) to the extent such matters were addressed in the legal opinion delivered pursuant to subsection 5.1(h), which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

        (b) With respect to any Subsidiary of the Company created or acquired after the Closing Date by the Company, (i) execute and deliver, or cause to be executed and delivered, to the Administrative Agent a pledge agreement, in form, scope and substance satisfactory to the Administrative Agent, granting to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such Subsidiary at any time held by the Company or a Subsidiary of the Company, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, if any, together with undated stock powers, executed in blank, (iii) cause such Subsidiary to execute and deliver a guarantee (which guarantee shall be senior to all other Indebtedness of such guarantor), in form and substance satisfactory to the Administrative Agent, in respect to all obligations of the Borrowers hereunder and under the Loan Documents, (iv) cause such Subsidiary to execute and deliver a security agreement, in form and substance satisfactory to the Administrative Agent, securing such Subsidiary's obligations under such guarantee and covering the types of assets covered by the Borrowers Security Agreement and (v) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in the preceding clauses (i), (ii) and (iii), which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

               6.9 INTEREST RATE PROTECTION. Within 120 days following the Original Closing Date, enter into Interest Rate Agreements effectively fixing or capping for a period of at least two years the rate of interest payable on at least 50% of the Company's Total Indebtedness (provided that, for purposes of this subsection, the rate of interest payable on the Senior Subordinated Increasing Rate Notes and the High-Yield Debt shall be deemed to be effectively fixed).


                          SECTION 7. NEGATIVE COVENANTS

               The Borrowers hereby agree that, so long as the Revolving Credit Commitments remain in effect or any Loan is outstanding, the Borrowers shall not, nor shall they permit any Subsidiary to, directly or indirectly:

               7.1    FINANCIAL CONDITION COVENANTS.

               (a) Senior Leverage. Permit the Senior Leverage Ratio of the Company at any time during any period specified below to be greater than the Senior Leverage Ratio set forth opposite such period below:

                                                                         Senior
                            Period                                   Leverage Ratio
                            ------                                   --------------
        End of Bridge Period to March 31, 1999                        4.00:1.00
        April 1, 1999 to December 31, 1999                            3.50:1.00
        January 1, 2000 to December 31, 2000                          3.00:1.00
        January 1, 2001 to December 31, 2001                          2.50:1.00
        January 1, 2002 to the Facilities Termination Date            2.00:1.00

               (b) Total Leverage. Permit the Total Leverage Ratio of the Company at any time during any period specified below to be greater than the Total Leverage Ratio set forth opposite such period below:


                                                                          Total
                            Period                                   Leverage Ratio
                            ------                                   --------------
        End of Bridge Period to March 31, 1999                          6.50:1.00
        April 1, 1999 to December 31, 1999                              6.00:1.00
        January 1, 2000 to December 31, 2000                            5.50:1.00
        January 1, 2001 to December 31, 2001                            5.00:1.00
        January 1, 2002 to December 31, 2002                            4.00:1.00
        January 1, 2003 to the Facilities Termination Date              3.50:1.00

               (c) Maintenance of EBITDA. Permit EBITDA of the Company for the twelve-month period of the Company ending on February 28, 1998 to be less than $26,000,000.

               (d) Cash Interest Coverage. Permit, for any period of four consecutive fiscal quarters ending during any period specified below, the Cash Interest Coverage Ratio to be less than the ratio set forth opposite such period below:


                                                                     Cash Interest
                            Period                                  Coverage Ratio
                            ------                                  --------------
        Original Closing Date to December 31, 1998                    1.40:1.00
        January 1, 1999 to December 31, 1999                          1.50:1.00
        January 1, 2000 to December 31, 2000                          1.75:1.00
        January 1, 2001 to December 31, 2001                          2.00:1.00
        January 1, 2002 to the Facilities Termination Date            2.50:1.00

               (e) Fixed Charge Coverage. Permit for any period of twelve consecutive months ended on a date for which the Company is required to deliver to the Lenders financial statements pursuant to subsection 6.1(a) or (b) the Fixed Charge Ratio to be equal to or less than 1.05 to 1.0.

               7.2 LIMITATION ON INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

               (a)  Indebtedness of the Borrowers under this Agreement;

               (b) the Senior Subordinated Increasing Rate Notes, the Conversion Securities and subordinated unsecured high-yield Indebtedness of the Borrowers (including any related Refinancing Indebtedness, the "High-Yield Debt") the proceeds of which are at least sufficient, and shall be used, to prepay the Senior Subordinated Increasing Rate Notes or the Conversion Securities; provided that (i) the cash interest rate payable on the High-Yield Debt shall not exceed 11.75% per annum and the maximum interest rate payable thereon shall not exceed 15% per annum,
        (ii) there shall be no scheduled payments of principal of the High-Yield Debt prior to the date which is one year following the Facilities Termination Date and (iii) all other terms and conditions of the High-Yield Debt shall be substantially as set forth in the form of indenture set forth as Exhibit G to the Bridge Securities Purchase Agreement with any incomplete items included therein being completed in a manner consistent with market terms for subordinated debt issued under Rule 144A or in a public offering;

               (c) Indebtedness outstanding on the Closing Date and listed on
        Schedule 7.2(c);

               (d) Indebtedness incurred not later than 180 days after the acquisition of fixed or capital assets to finance the acquisition of such fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) permitted pursuant to subsection 7.9, in a principal amount not to exceed 75% of the original purchase price of such property at the time it was acquired, provided that the aggregate principal amount of such Indebtedness incurred in any fiscal year of the Company shall not exceed an amount equal to $1,000,000;

               (e) Indebtedness under any Interest Rate Protection Agreement not entered into for speculative purposes;

               (f) Indebtedness of a Person which becomes a Subsidiary after the date hereof, provided that (i) such Indebtedness existed at the time such Person became a Subsidiary and was not created in anticipation of the acquisition and (ii) immediately after giving effect to the acquisition of such Person by the Company or any Subsidiary no Default or Event of Default shall have occurred and be continuing;

               (g)  Acquisition Debt; and

               (h)  the Subordinated Management Notes.

               7.3 LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

               (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company in conformity with GAAP;

               (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

               (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

               (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

               (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or such Subsidiary;

               (f) Liens in existence on the Closing Date listed on Schedule 7.3, securing Indebtedness permitted by subsection 7.2(c), provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

               (g) Liens securing Indebtedness permitted by subsection 7.2(d) incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created not later than 180 days after the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the principal amount of Indebtedness secured thereby is not increased;

               (h) additional Liens securing liabilities in an aggregate amount not to exceed $100,000 at any time outstanding; and

               (i) Liens created or modified pursuant to the Security Documents.

               7.4 LIMITATION ON GUARANTEE OBLIGATIONS. Create, incur, assume or suffer to exist any Guarantee Obligation except (a) Guarantee Obligations in existence on the Closing Date and listed on Schedule 7.4, (b) Guarantee Obligations of the Company in respect of liabilities of any Subsidiary entered into in the ordinary course of business and not prohibited by this Agreement or any other Loan Document and (c) Guarantee Obligations of Subsidiaries entered into in accordance with subsection 6.8 (the "Senior Subsidiary Guarantees") and subordinated Guarantee Obligations of such Subsidiaries that are entered into in accordance with the Bridge Securities Purchase Agreement or any indenture pursuant to which High-Yield Debt is issued provided that such subordinated Guarantee Obligations are subordinated to the Senior Subsidiary Guarantees on the terms and conditions set forth in the Bridge Securities Purchase Agreement or, as the case may be, the indenture pursuant to which High-Yield Debt is issued.

               7.5 LIMITATION ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business other than in connection with (a) the Recapitalization, (b) Permitted Acquisitions and (c) any transaction in which TWP Capital II, the Company, the General Partner and any holding company thereof (provided such holding company has no liabilities) are merged, consolidated or otherwise combined.

               7.6 LIMITATION ON SALE OF ASSETS. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or permit any Subsidiary to issue any shares of its Capital Stock to any Person other than the Company or a wholly owned Subsidiary, except:

               (a) the sale or other disposition of obsolete or worn out property in the ordinary course of business;

               (b) the sale or other disposition of any property (other than inventory) in the ordinary course of business at fair market value, provided that the aggregate book value of all assets so sold or disposed of by the Borrowers and their Subsidiaries in any period of twelve consecutive months shall not exceed $100,000;

               (c) the sale of inventory in the ordinary course of business;

               (d) the sale or discount without recourse of accounts receivable, such sale or discount arising in the ordinary course of business, at fair market value in connection with the compromise or collection thereof;

               (e) the sale or other disposition of any property not covered by paragraphs (a) through (d) above or the issuance by any Subsidiary of shares of Capital Stock of such Subsidiary (any such non-excepted sale, disposition or issuance described in this paragraph, a "Permitted Disposition"); provided that (i) the EBITDA generated by or attributable to all such assets and Capital Stock sold in any fiscal year does not exceed 10% of EBITDA for the prior fiscal year, (ii) no Default or Event of Default exists immediately before or after giving effect to such Permitted Disposition and (iii) any Net Cash Proceeds not applied to purchase other assets within 180 days after the Permitted Disposition are applied to permanently reduce the Term Loans and the Revolving Credit Commitments in accordance with subsection 3.8; and

               (f) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the transfer of any assets by the Company to TWP Capital II and the transfer of any assets by either Borrower to any new Subsidiary created or acquired after the Closing Date with respect to which the requirements of subsection 6.8(c) shall have been fulfilled and which, immediately prior to such transfer, shall have no material obligations or liabilities.

               7.7 LIMITATION ON LEASES. Permit Lease Expense for any fiscal year of the Company to exceed $3,000,000.

               7.8 LIMITATION ON DISTRIBUTIONS. Declare or pay any dividend (other than dividends payable solely in common stock or non-redeemable preferred stock of the Borrowers) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of either Borrower or any warrants or options to purchase any such Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of either Borrower or any Subsidiary, except:

               (a) the Company may make cash distributions to Holdings, the proceeds of which are used by Holdings to make distributions to be used for the payment by the holders of partnership interests Holdings of income taxes attributable to the net income of the Company in accordance with the terms of Section 5.1(b) of the Partnership Agreement as in effect on the Original Closing Date, provided that (i) prior to the making of such distribution, the Company shall have delivered to the Administrative Agent a letter in form and substance satisfactory to the Agents from independent public accountants detailing the highest federal, state and local tax rates applicable to the partners of Holdings (after giving effect to deductions for such state and local taxes applicable thereto) and (ii) the maximum percentage permitted to be so distributed as set forth in Section 5.1(b) of the Partnership Agreement with respect to any fiscal year of Holdings shall not exceed the percentage representing the maximum aggregate rate set forth in clause (i) above for such fiscal year;

               (b) (i) the transactions to be made in connection with the Recapitalization and (ii) cash distributions made to Holdings from the sale of High-Yield Debt, the proceeds of which are used to pay off Indebtedness created under the Bridge Securities Purchase Agreement;

               (c) distributions to Holdings for the purpose of repurchases by Holdings of shares of its Capital Stock from departing officers or employees or payments on Subordinated Management Notes from the proceeds of any substantially contemporaneous issuance of shares of its Capital Stock;

               (d) so long as (i) no Default or Event of Default under Section 7(a), (c), (f) or (h) shall have occurred and be continuing or would result therefrom and (ii) the Total Leverage Ratio after giving effect thereto and to the incurrence of any Indebtedness in connection therewith would be less than 5.5 to 1.0, the Company may at any time subsequent to the Bridge Period make cash distributions to Holdings for the purchase of shares of Holdings' Capital Stock from departing officers and employees (including, without limitation, in accordance with the provisions of Section 4 of the respective Executive Agreements) and/or make payments or prepayments under any Subordinated Management Notes, provided that the aggregate amount of such purchases and payments shall not exceed (x) $2,000,000 in any year or (y) $10,000,000 subsequent to the Original Closing Date;

               (e) to the extent that the Company does not for any reason effect by means of a cash payment to Holdings to repurchase shares of Holdings' Capital Stock required pursuant to Sections 3 and 4 of the respective Executive Agreements, the Company shall be permitted to effect such purchase by the delivery of a Subordinated Management Note in an amount required by such Sections;

               (f) the Company may make cash distributions to the Equity Compensation Trust (or to Holdings in respect of the Equity Compensation Trust) an amount not to exceed $5,500,000 (50% of which amount shall be paid in October 1997 with the remaining 50% of such amount to be paid in October 1998);

               (g) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Company may, after the fifth anniversary of the issuance of the Senior Discount Notes, pay cash dividends to Holdings in amount sufficient to permit Holdings to make scheduled interest payments (including payments, not to exceed $100,000 in the aggregate, to Holdings to make payments as liquidated damages to the holders of the Senior Discount Notes under the registration rights agreement relating to the Senior Discount Notes) on the Senior Discount Notes (it being agreed that, for purposes of determining whether or not a Default or Event of Default would result under subsection 7.1(e) as a result of the payment of any cash dividend pursuant to this paragraph, such determination will be made on a pro forma basis for the then most recently ended period of twelve consecutive months for which the Company shall have delivered to the Lenders financial statements pursuant to subsection 6.1(a) or (b) assuming that such cash dividend was paid during such period); and

               (h) provided that the payment thereof would be treated as an operating expense in the computation of Consolidated Net Income of the Company, the

        Company may pay dividends to Holdings in amounts, when added to any loans made for such purpose pursuant to subsection 7.10(h), that are needed to pay the reasonable expenses (excluding the payment of interest on indebtedness) incurred by Holdings, TWP Capital or the General Partner in the ordinary course of its business.

               7.9 LIMITATION ON CAPITAL EXPENDITURES. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any Capital Expenditure except for Capital Expenditures in the ordinary course of business not exceeding, in the aggregate for the Company and its Subsidiaries during any fiscal year of the Company, an amount equal to $2,000,000, it being understood that (x) the Company and its Subsidiaries may carry over for one fiscal year the amount of Capital Expenditures permitted to have been made, but not made, in the immediately preceding fiscal year (it being agreed that, for purposes of this clause (x), Capital Expenditures in any fiscal year of the Company shall be deemed made first from the $2,000,000 permitted amount for such fiscal year and then from any amount carried over into such fiscal year in accordance with this clause (x)), and (y) repayments in any fiscal year of Indebtedness incurred pursuant to subsection 7.2(d) shall not be included in determining the amount of Capital Expenditures in such fiscal year for the purposes hereof to the extent that such Indebtedness was included in determining the amount of Capital Expenditures for the purpose hereof in the fiscal year in which such Indebtedness was incurred.

               7.10 LIMITATION ON INVESTMENTS, LOANS AND ADVANCES. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any other Person, except:

                (a) extensions of trade credit in the ordinary course of business;

               (b) acquisition of securities of a Person as a means of making Capital Expenditures permitted pursuant to subsection 7.9, subject to the limitations set forth therein;

               (c)  investments in Cash Equivalents;

               (d) contributions to Holdings permitted under subsections 7.8 and 7.9;

               (e) loans and advances to officers and employees in the ordinary course of business provided that the aggregate principal amount thereof outstanding at any time does not exceed $100,000;

               (f) any acquisition by the Company or any of its Subsidiaries of a business through the purchase or other acquisition of all or a portion of the assets or Capital Stock of any Person provided that the business or assets acquired fall within the restrictions of subsection 7.15 (a "Permitted Acquisition"); provided that:

                           (i) the Total Amount Expended in connection with all
               Permitted Acquisitions shall not exceed (x) in the aggregate in any fiscal year of the Company, $15,000,000 or (y) for any single Permitted Acquisition or series of related Permitted Acquisitions either (1) $7,5000,000, if the Total Leverage Ratio of the Company calculated after giving effect to the proposed Permitted Acquisition and the financing thereof is equal to or greater than
               5.00 to 1.00, or (2) $10,000,000, if the Total Leverage Ratio of the Company calculated after giving effect to the proposed Permitted Acquisition and the financing thereof is less than 5.00 to 1.00;

                          (ii) no Default or Event of Default shall have
               occurred and be continuing on the date thereof or after giving effect to the proposed Permitted Acquisition, and at the request of the Administrative Agent, the Administrative Agent shall have received within five days prior to the consummation of such Permitted Acquisition a certificate of a Responsible Officer of the Company confirming such statement; and

                         (iii) the Lenders shall have received not later than
               the date of completion of such Permitted Acquisition, (I) available information regarding such Permitted Acquisition (including historical and projected revenue and cash flow and purchase price), (II) a pro forma consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of the most recent period for which financial statements shall have been delivered to the Lenders pursuant to subsection 6.1(a) or
               (b), adjusted to give effect to the consummation of such Permitted Acquisition and all other Permitted Acquisitions consummated prior to such date and any related financings and other transactions contemplated thereby (the "Acquisition Pro Forma Balance Sheet") which such Acquisition Pro Forma Balance Sheet shall demonstrate compliance with the requirements of the Loan Documents before and after giving effect to such Permitted Acquisition through and including the Facilities Termination Date and (III) a pro forma consolidated income statement of the Company and its consolidated Subsidiaries for the twelve-month period ended on the date of the Acquisition Pro Forma Balance Sheet adjusted as set forth in clause (II) of this clause (iii);

        provided, however, that notwithstanding anything to the contrary in this subsection 7.10(e):

                      (I) regardless of the form of consideration or the source
               of financing, the Total Amount Expended in connection with all Permitted Acquisitions may not exceed $60,000,000 in the aggregate during any period of four consecutive fiscal quarters (provided that, as used in this clause (iv), "Total Amount Expended" shall include any and all Equity Consideration used for any Permitted Acquisition);

                      (II) the Company may (subject to clauses (I) and (III) of
               this proviso) make Permitted Acquisitions in any fiscal year subject only to satisfaction of the requirements set forth in the preceding clause (ii), so long as the Total Amount Expended in connection with all Permitted Acquisitions during such year does not exceed $1,000,000; and

                      (III) except for the currently contemplated acquisition by the Company from NTD Publishing Inc. of directories servicing the Seattle, Washington area, the Total Amount Expended in connection with which does not exceed $4,500,000, neither the Company nor any Subsidiary will be permitted to make any acquisition of another business (whether through purchases of stock or assets or otherwise), at any time during the Bridge Period unless the consideration for such acquisition consists solely of Equity Consideration;

               (g) loans to officers and employees of the Company, the proceeds of which are used to purchase Capital Stock of the Company (other than any preferred stock or similar interest with a mandatory redemption feature other than any such features provided for in an Executive Agreement); and

               (h) provided that the making thereof would be treated as an operating expense in the computation of Consolidated Net Income of the Company, the Company may make loans to Holdings in amounts, when added to any dividends paid pursuant to subsection 7.8(h), that are needed to pay the reasonable expenses (excluding the payment of interest on indebtedness) incurred by Holdings, TWP Capital or the General Partner in the ordinary course of its business.

               7.11 LIMITATION ON TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the business of the Borrowers and their Subsidiaries and (c) upon fair and reasonable terms no less favorable to the applicable Borrower or Subsidiary than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate; provided that, notwithstanding anything in this Agreement to the contrary, the Company may (i) unless a Default under subsection 7(a) has occurred and is continuing or would result therefrom and the Administrative Agent has or the Required Lenders have determined the payment of management fees is not appropriate and have so notified the Company, pay management fees in an aggregate amount not to exceed $500,000 in any fiscal year of the Company pursuant to the Management Agreement referenced in Section 14.13 of the Purchase Agreement (the "Management Fees"), provided that if, as a result of the continued existence of such a Default, payment of the Management Fees otherwise due in any fiscal year is not permitted by this clause (i) to be paid in such fiscal year, (x) such Management Fees may be paid in any subsequent fiscal year if, after giving effect thereto, no such Default under Section 7(a) shall have occurred and be continuing and (y) the payment of such deferred Management Fees in such subsequent fiscal year shall be disregarded in determining whether any other Management Fees may be paid in such subsequent fiscal year in accordance with the provisions of this clause
(i), and (ii) reimburse any Affiliate for amounts expended by such Affiliate in cash on behalf of the Company or any Subsidiary.

               7.12 LIMITATION ON SALES AND LEASEBACKS. Enter into any arrangement with any Person providing for the leasing by either Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by such Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Borrower or such Subsidiary.

               7.13 LIMITATION ON CHANGES IN FISCAL YEAR. Permit the fiscal year of the Company to end on a day other than April 30, 1998, December 31, 1998 or December 31 of any calendar year thereafter.

               7.14 LIMITATION ON NEGATIVE PLEDGE CLAUSES. Enter into with any Person any agreement, other than (a) this Agreement and (b) purchase money mortgages or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of either Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure the obligations of the Borrowers and the Subsidiaries hereunder or under any other Loan Document.

               7.15 LIMITATION ON LINES OF BUSINESS. Enter into any business, either directly or through any Subsidiary, except for the business of providing directory services or classified advertising.

               7.16 LIMITATION ON DESIGNATED SENIOR DEBT. Permit any Indebtedness to be designated as "Designated Senior Debt" or "Designated Senior Indebtedness" as such terms are defined in the Bridge Securities Purchase Agreement or any indenture pursuant to which any High-Yield Debt shall be issued.

               7.17 LIMITATION ON ACTIVITIES OF HOLDINGS. Permit Holdings to engage in any business other than the provision of management to the Company, or own any material assets other than its membership interest in the Company and the Predecessor Subsidiary.

               7.18 LIMITATION ON OPTIONAL PAYMENTS AND MODIFICATIONS OF SUBORDINATED DEBT. (a) Make any optional payment or prepayment on or redemption or defeasance of any Subordinated Debt (except for prepayments of Acquisition Debt or, to the extent permitted by subsection 7.8, Subordinated Management Notes), or (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms relating to the payment or prepayment of principal of or interest on, any Subordinated Debt (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon); provided that, in connection with any issuance of equity by the Company, if the Company's Total Leverage Ratio, determined as described in subsection 3.8(e) is less than 5.00 to 1.0, then the Company may apply up to

50% of the Net Cash Proceeds from such equity issuance to prepay (i) the High-Yield Debt in accordance with any indenture pursuant to which such Indebtedness is issued or (ii) the Conversion Securities in accordance with the Bridge Securities Purchase Agreement.


                          SECTION 8. EVENTS OF DEFAULT

               If any of the following events shall occur and be continuing:

               (a) The Borrowers shall fail to pay any principal of any Loan when due in accordance with the terms thereof or hereof; or the Borrowers shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

               (b) Any representation or warranty made or deemed made by either Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other written statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or
               (c) Either Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in Section 6 hereof and Section 4 of the Borrowers Security Agreement; or

               (d) Either Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after the earlier of (i) the first date on which a Responsible Officer of the Company learns of such default and (ii) receipt by the Company of notice thereof from an Agent or any Lender; or

               (e) Either Borrower shall (i) default in any payment of principal of or interest of any of its Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created, if the aggregate amount of the Indebtedness and/or Guarantee Obligations in respect of which such default or defaults shall have occurred is at least $1,000,000; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

               (f) (i) Either Borrower shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or either Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against either Borrower any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against either Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process on a claim exceeding $1,000,000 against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) either Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) either Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

               (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Company or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could have a Material Adverse Effect; or

               (h) One or more judgments or decrees shall be entered against either Borrower involving in the aggregate a liability (not paid or fully covered by insurance) of $1,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

               (i) (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or the Borrowers or any other Loan Party which is a party to any of the Security Documents shall so assert or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

               (j) (i) Thomas H. Lee Equity Fund III, L.P. and its Affiliates shall, at any time prior to the date upon which Holdings, either Borrower or any Subsidiary to which assets shall be transferred as permitted by subsection 7.6(f) shall have completed an initial registered public offering of shares of its Capital Stock, (1) cease to own, directly or indirectly, shares of Capital Stock representing at least 20% of the equity interest in Holdings and (2) not have the power (whether or not exercised) to elect a majority of the Board of Directors of the Company or Holdings, or (ii) there shall occur any "Change in Control" as such term (or any comparable term) is defined in the indenture pursuant to which the High-Yield Debt shall be issued or (iii) Holdings shall, at any time subsequent to the Closing Date, cease to own 99% of the ownership interests in the Company; or

               (k) The representations and warranties set forth in Section 4 that are qualified by the phrase "except, until Day 45, as set forth in the Disclosure Schedule" shall not be true and correct in all material respects on the day that is 46 days after the Closing Date;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section with respect to either Borrower, automatically the Revolving Credit Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and
(B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company, declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                              SECTION 9. THE AGENTS

               9.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the administrative agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Notwithstanding any provision to the contrary contained elsewhere in this Agreement, the Documentation Agent shall not have any rights, duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Documentation Agent.

               9.2 DELEGATION OF DUTIES. The Administrative Agent and the Documentation Agent may execute any of their respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor the Documentation Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

               9.3 EXCULPATORY PROVISIONS. Neither the Administrative Agent, the Documentation Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrowers or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Documentation Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrowers to perform their obligations hereunder or thereunder. Neither the Administrative Agent nor the Documentation Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrowers.

               9.4 RELIANCE BY AGENTS. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by such Agent. Each Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless they shall first receive such advice or concurrence of the Required Lenders as they deem appropriate or they shall first be indemnified to their satisfaction by the Lenders against any and all liability and expense which may be incurred by them by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

               9.5 NOTICE OF DEFAULT. Neither Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or either Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders; provided that (i) the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to liability or that is contrary to this Agreement or applicable law and (ii) unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

               9.6 NON-RELIANCE ON AGENTS AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Administrative Agent, the Documentation Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by either Agent hereinafter taken, including any review of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty by such Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon the Administrative Agent, the Documentation Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrowers which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

               9.7 INDEMNIFICATION. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Percentages in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Revolving Credit Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Revolving Credit Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

               9.8 AGENTS IN THEIR INDIVIDUAL CAPACITY. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though such Agent were not the Administrative or Documentation Agent, as the case may be, hereunder and under the other Loan Documents. With respect to the Loans made by them, the Agents shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though they were not the Administrative Agent and Documentation Agent, as the case may be, and the terms "Lender" and "Lenders" shall include the Agents in their individual capacity.

               9.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrowers, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

               9.10 RELEASES OF COLLATERAL. In connection with the sale or other disposition of Collateral permitted under subsection 7.6, the Administrative Agent shall, and is hereby authorized by the Lenders to, promptly, upon the request of the Borrowers and at the sole expense of the Borrowers, take all actions reasonably necessary to release the Collateral subject to such sale or other disposition and shall take any other actions reasonably requested by the Borrowers to effect the transactions permitted under subsection 7.6.


                            SECTION 10. MISCELLANEOUS

               10.1 AMENDMENTS AND WAIVERS. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrowers written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrowers hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Revolving Credit Commitment or amend the provisions of the first three sentences of subsection 3.14(a), in each case without the consent of each Lender, or (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrowers of any of their rights and obligations under this Agreement and the other Loan Documents or release all or substantially all of the Collateral, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Section 8 without the written consent of the then Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrowers, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

               10.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrowers and the Administrative Agent, and as set forth in Schedule 1.1 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

        The Borrowers:        TransWestern Publishing Company LLC
                              TWP Capital Corp. II
                              8244 Clairemont Mesa Blvd.
                              San Diego, CA 92111
                              Attention: Joan Fiorito
                              Fax: (619) 292-4125

        The Administrative
          Agent:              Canadian Imperial Bank of Commerce
                              425 Lexington Avenue
                              New York, New York  10017
                              Attention:  Susan E. Hanna
                              Fax:  (212) 856-3558

        With a copy to:       Canadian Imperial Bank of Commerce
                              425 Lexington Avenue
                              New York, New York  10017
                              Attention:  Agency Services
                              Fax:  (212) 856-3763

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 3.2, 3.4, 3.6, 3.8, 3.9 or 3.14 shall not be effective until received.

               10.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

               10.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

               10.5 PAYMENT OF EXPENSES AND TAXES. The Borrowers jointly and severally agree (a) to pay or reimburse the Agents for all their respective out-of-pocket costs and expenses incurred in connection with the development, preparation, syndication and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agents, (b) to pay or reimburse the Lenders and the Agents for their reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to the Lenders and the Agents, (c) to pay, indemnify, and hold each Lender and each of the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and each of the Agents harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents or the use of the proceeds of the Loans in connection with the Recapitalization and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Company or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided, that the Borrowers shall have no obligation hereunder to the Agents or any Lender with respect to indemnified liabilities arising from
(i) the gross negligence or willful misconduct of the Agents or any such Lender or (ii) legal proceedings commenced against the Agents or any such Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

               10.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS. (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Agents and their respective successors and assigns, except that the Borrowers may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of each Lender.

               (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Revolving Credit Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrowers agree that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 10.7(a) as fully as if it were a Lender hereunder. The Borrowers also agree that each Participant shall be entitled to the benefits of subsections 3.16, 3.17 and 3.18 with respect to its participation in the Revolving Credit Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of subsection 3.17, such Participant shall have complied with the requirements of said subsection and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

               (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent, unless an Event of Default has occurred and is continuing, of the Borrowers (except in the case of assignments made by CIBC and First Union National Bank in connection with its initial syndication of the Loans and Revolving Credit Commitments) and the Administrative Agent (which consents shall not be unreasonably withheld or delayed) to an additional bank or financial institution (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit E, executed by such Assignee, such assigning Lender and delivered to the Administrative Agent for its acceptance and recording in the Register, provided that, in the case of any such assignment to an additional bank or financial institution, the sum of the aggregate principal amount of the Loans and the aggregate amount of the Available Commitment being assigned and, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Loans and the aggregate amount of the Available Commitment remaining with the assigning Lender are each not less than $5,000,000 (or such lesser amount as may be agreed to by the Borrowers and the Administrative Agent). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Revolving Credit Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph
(e) of this subsection, the consent of the Borrowers shall not be required, and, unless requested by the Assignee and/or the assigning Lender, new Notes shall not be required to be executed and delivered by the Borrowers, for any assignment which occurs at any time when any of the events described in Section 7(f) shall have occurred and be continuing. Notwithstanding any provision of this paragraph (c) and paragraph (e) of this subsection, no Assignment and Acceptance shall be effective unless and until it shall have been accepted by the Administrative Agent and recorded in the Register as provided in paragraph
(d) of this subsection.

               (d) The Administrative Agent, on behalf of the Borrowers, shall maintain at the address of the Administrative Agent referred to in subsection
10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

               (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrowers.

               (f) The Borrowers authorize each Lender to disclose, subject to the provisions of subsection 10.15, to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrowers and its Affiliates which has been delivered to such Lender by or on behalf of the Borrowers pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrowers in connection with such Lender's credit evaluation of the Borrowers and its Affiliates prior to becoming a party to this Agreement.

               (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

               10.7 ADJUSTMENTS; SET-OFF. (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

               (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrowers hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrowers. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

               10.8 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrowers and the Administrative Agent.

               10.9 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               10.10 INTEGRATION. This Agreement and the other Loan Documents represent the agreement of the Borrowers, the Agents and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agents or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

               10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY,

AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

               10.12 SUBMISSION TO JURISDICTION; WAIVERS. Each Borrower hereby irrevocably and unconditionally:

               (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

               (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

               (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Borrower at its address set forth in subsection 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

               (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

               (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

               10.13 ACKNOWLEDGEMENTS. Each Borrower hereby acknowledges that:

               (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

               (b) neither of the Agents nor any Lender has any fiduciary relationship with or duty to such Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agents and Lenders, on one hand, and such Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

               (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrowers and the Lenders.

               10.14 PARTNER LIABILITY. None of the limited partners (or any of their respective heirs, representatives, successors or assigns) of Holdings will have any personal liability for the payment of the Loans or any other obligations secured pursuant to the Security Documents or for the performance of any obligations of the Borrowers or any Subsidiaries under this Agreement, whether arising by law or contract.

               10.15 CONFIDENTIALITY. Each Lender agrees to keep confidential any written information (a) provided to it by or on behalf of the Borrowers pursuant to or in connection with this Agreement or (b) obtained by such Lender based on a review of the books and records of the Borrowers; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to the Agents or any other Lender, (ii) to any Transferee which agrees to comply with the provisions of this subsection, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law,
(vi) which has been publicly disclosed other than in breach of this Agreement, or (vii) in connection with the exercise of any remedy hereunder.

               10.16 WAIVERS OF JURY TRIAL. THE BORROWERS, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

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
                                                                              74

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                  TRANSWESTERN PUBLISHING COMPANY LLC



                                  By:  /s/ JOAN M. FIORITO
                                     -------------------------------------------
                                       Title: Vice President and Chief Financial
                                              Officer


                                  TWP CAPITAL CORP. II



                                  By:  /s/ JOAN M. FIORITO
                                     -------------------------------------------
                                       Title: Vice President and Chief Financial
                                              Officer


                                  CANADIAN IMPERIAL BANK OF COMMERCE,
                                    NEW YORK AGENCY, as Administrative Agent


                                  By:  /s/ SUSAN GOULD
                                     -------------------------------------------
                                       Title: Director, CIBC Oppenheimer Corp.,
                                              as Agent


                                  CIBC INC., as a Lender



                                  By:   /s/ SUSAN GOULD
                                     -------------------------------------------
                                        Title: Director, CIBC Oppenheimer Corp.,
                                               as Agent

                                  FIRST UNION NATIONAL BANK, as
                                     Documentation Agent and as a Lender


                                  By:   /s/ Jim Redman
                                     ------------------------------------------
                                        Title: